UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY - SUBJECT TO COMPLETION
In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that NACCO Industries, Inc. intends to release definitive copies of this proxy statement to stockholders on or about April 10, 2024.

5875 LANDERBROOK DRIVE, SUITE 220
CLEVELAND, OHIO 44124-4017
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders (the "Annual Meeting") of NACCO Industries, Inc.® (the "Company") will be held on Wednesday, May 15, 2024 at 9:30 a.m., at 301 E. Main Street, Starkville, Mississippi, for the following purposes:
1.To elect thirteen Directors, each for a term of one year and until their respective successors are duly elected and qualified;
2.To approve an amendment to the Company's Restated Certificate of Incorporation to expand the exculpation provision to limit the liability of certain officers;
3.To approve, on an advisory basis, the Company's Named Executive Officer compensation;
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024; and
5.To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 20, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2024 proxy statement and proxy card are being mailed to stockholders commencing on or about April 10, 2024.

John D. Neumann
Secretary
April 10, 2024

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone (1-800-652-8683) or over the Internet (www.investorvote.com/NC) or by completing and mailing the enclosed form of proxy. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the Internet or telephone. A self-addressed envelope is enclosed and no postage is required if mailed in the United States. If you wish to attend the meeting and vote in person, you may do so.
The Company's Annual Report for the year ended December 31, 2023 is being mailed to stockholders with the 2024 Proxy Statement. The 2023 Annual Report contains financial and other information about the Company, but is not incorporated into the 2024 Proxy Statement and is not considered part of the proxy soliciting material. You should also note that other information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement and you should not consider that information to be part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 15, 2024: The 2024 Proxy Statement and 2023 Annual Report are available, free of charge, at https://ir.nacco.com/overview by clicking on the "2024 Annual Meeting Materials" link.

5875 LANDERBROOK DRIVE, SUITE 220
CLEVELAND, OHIO 44124-4017
PROXY STATEMENT — April 10, 2024
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NACCO Industries, Inc., a Delaware corporation (the "Company," "NACCO," "we," "our" or "us"), of proxies to be used at the annual meeting of our stockholders to be held on May 15, 2024 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about April 10, 2024.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

Proposal	Description	Board Vote Recommendation	Page Reference for More Detail
1	Election of thirteen Director nominees named in this Proxy Statement	FOR	35
2	Approval of an amendment to the Company's Restated Certificate of Incorporation to expand the exculpation provision to limit liability of certain officers	FOR	40
3	Approval, on an advisory basis, of the Company's Named Executive Officer compensation	FOR	41
4	The ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2024	FOR	43
N/A	Any other matters properly brought before the Board	As recommended by the Board or, if no recommendation is given, in the proxy holders' own discretion	N/A
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later-dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 20, 2024 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 5,894,006 outstanding shares of Class A Common Stock, par value $1.00 per share ("Class A Common"), entitled to vote at the Annual Meeting and 1,565,685 outstanding shares of Class B Common Stock, par value $1.00 per share ("Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the thirteen directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspector of election appointed by the Board for the Annual Meeting will determine the presence of a quorum and tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of the outstanding voting power of all classes of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspector of election intends to (1) treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting and (2) treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting (the "broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

Proposal 1 is to elect thirteen Directors, each for a term of one year and until their respective successors are duly elected and qualified. Our Bylaws provide that our Directors are elected by a plurality vote. Shares for which authority is withheld to vote for Director nominees and broker non-votes will have no effect on the election of Directors except to the extent the failure to vote for a Director nominee results in another nominee receiving a larger number of votes. In accordance with Delaware law and our Bylaws, the thirteen Director nominees receiving the greatest number of votes will be elected Directors.
Proposal 2 is to approve an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to expand the exculpation provision to limit liability of certain officers. In accordance with our Bylaws and Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common and Class B Common entitled to vote at the Annual Meeting, voting as a single class, is required to approve Proposal 2. Abstentions and broker non-votes will have the effect of a vote against Proposal 2.

Proposal 3 is an advisory vote on the Company's Named Executive Officer compensation. We will consider the affirmative vote of the holders of a majority of the votes cast as approval of Proposal 3. Although Proposal 3 is non-binding, the advisory vote allows our stockholders to express their opinions regarding our executive compensation. Abstentions and broker non-votes will not be treated as votes cast, so they will not affect the outcome of Proposal 3.
Proposal 4 is an advisory vote on the ratification of the appointment of EY as our independent registered public accounting firm for 2024. In accordance with our Bylaws, the affirmative vote of the holders of a majority of the votes cast is required to approve all other proposals that are brought before the Annual Meeting, including Proposal 4. As a result, abstentions will not be treated as votes cast, so they will not affect the outcome of Proposal 4. Because the ratification of the appointment of the independent auditor is considered a "routine" matter under the New York Stock Exchange ("NYSE") rules, there will be no broker non-votes with respect to Proposal 4.
We are not aware of any business that may properly be brought before the Annual Meeting other than those matters described in this Proxy Statement. If any matters other than those shown on the proxy card are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares represented by such proxy card. Abstentions and broker non-votes with respect to any other proposal will not be counted for purposes of determining whether a proposal has received the required approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date(s), without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART I - CORPORATE GOVERNANCE INFORMATION

About NACCO
NACCO brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO Natural Resources businesses. The Company operates under three business segments: Coal Mining, North American Mining® ("NAMining") and Minerals Management. The Coal Mining segment operates surface coal mines for power generation companies. The NAMining segment is a trusted mining partner for producers of aggregates, activated carbon, lithium and other industrial minerals. The Minerals Management segment, which includes the Catapult Mineral Partners business, acquires and promotes the development of mineral interests. Mitigation Resources of North America® ("Mitigation Resources") provides stream and wetland mitigation solutions.
The Company has items not directly attributable to a reportable segment which are not included in the reported financial results of the operating segment. These items primarily include administrative costs related to public company reporting requirements, including management and board compensation, and the financial results of Bellaire Corporation ("Bellaire"), Mitigation Resources and other developing businesses. Bellaire manages the Company's long-term liabilities related to former eastern U.S. underground mining activities.
NACCO was incorporated as a Delaware corporation in 1986 in connection with the formation of a holding company structure for a predecessor corporation organized in 1913.

Corporate Responsibility
Good corporate governance, with a long-term perspective, is an integral part of our value system. Our Company was founded in 1913, and descendants of Frank Taplin, our founder, continue to own a substantial portion of our stock. Five generations of stock ownership demonstrate long-term dedication and commitment to NACCO's success. We believe that our ownership structure provides a strategic advantage, helping to mitigate certain short-term pressures faced by widely held companies while allowing management and the Board to focus on long-term objectives that benefit all stockholders.
Our Board has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families, we may be viewed as having the characteristics of a "controlled company," as defined in Section 303A of the NYSE listing standards. Under the listing standards of the NYSE, a controlled company is not required to comply with certain corporate governance requirements, including the requirements to have a majority of independent directors and a nominating and corporate governance committee and a compensation committee composed entirely of independent directors with written charters and annual performance evaluations for each committee.
Although NACCO may be viewed as having the characteristics of a controlled company, our Board evaluates its governance practices annually and has elected not to make use of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, a majority of the members of our Board are independent, as described in the NYSE listing standards. Our Compensation and Human Capital ("CHC") Committee, Audit Review Committee and Nominating and Corporate Governance ("NCG") Committee are all composed entirely of independent directors. Each committee has a written charter that describes the purpose and responsibilities of the committee, and each committee conducts an annual evaluation of its performance based on the responsibilities set forth in their respective charter.
The Board sets the tone for our Company by upholding strong corporate governance practices designed to ensure accountability, fiscal responsibility and the highest levels of ethical conduct. Our Board members have a broad range of skills, expertise, industry knowledge, perspectives and backgrounds. The Board maintains a balance between longer-tenured directors with in-depth knowledge of the Company and newer directors who bring a fresh perspective. To ensure NACCO benefits from a broad set of views, our NCG Committee carefully considers the importance of diverse perspectives, backgrounds and experiences when selecting future director nominees. The Board seeks to ensure that it is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively.
Our team is committed to maintaining sound environmental, social and governance (“ESG”) practices. We are intensely focused on safe operations, responsible environmental stewardship, employee well-being and engaged community relations. Everything we do to advance our two key strategies – Protect the Core and Grow and Diversify – incorporates these fundamental principles. To us, corporate responsibility reflects our value system, which guides everything we do.
We believe good corporate governance underpins our value system. It promotes well-informed decision making, drives continuous improvement and fosters a culture of partnership and trust. We operate with honesty, accountability and transparency, building and nurturing relationships with our employees, customers, suppliers and communities.
Doing the right thing is in our corporate DNA.

Our People
NACCO believes its employees are critical to its success and invests in its employees by offering a market-based competitive total rewards package that includes a combination of salaries and wages and a benefits package that promotes employee well-being across many aspects of their lives. We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location. We recognize that our culture and success is strengthened when employees are respected, motivated and engaged. We work to match employees with assignments that capitalize on the skills, talents and potential of each employee.

Our Core Principles
Respect for our people	We believe that everyone should be treated fairly, with dignity and respect, and we include this commitment in our Code of Corporate Conduct, onboarding materials, employee meetings and training.
Safe and Healthy Environment	We work to provide a safe and healthy environment for all employees, with an atmosphere conducive to open communication.
Training	We believe training is a critical component for employee well-being and growth. The training we offer ranges from equipment-specific task training and enhanced safety procedures to leadership and management training, ethics training and role specific training. Employees are encouraged to pursue continued professional development, skills training, and other educational opportunities. We offer company-wide training programs across all levels of management including an educational initiative under which identified employees participate in a program focused on management and leadership development, preparing our future leaders for the next steps in their careers. In addition, qualified employees are eligible to participate in a tuition reimbursement program to advance their formal education.

Benefits
We believe that healthy, safe and financially secure employees are likely to be happy employees as well. We provide a comprehensive and competitive benefits package that supports the physical and mental health and financial wellness of our employees. Some common features offered to our employees in 2023 included the following:
▪A highly competitive 401(k) plan in which 97% of all employees participate with an average deferral rate of 9.5%;
▪100% matching contribution up to 5% of compensation and a 6% profit-sharing contribution in the 401(k) plan for all full-time and part-time employees;
▪Medical, dental and vision benefits for employees, spouses and dependents;
▪Flexible spending accounts for both healthcare and dependent care;
▪Health savings accounts and health reimbursement accounts, both of which receive a company contribution;
▪Comprehensive wellness plan, including financial incentives for preventive care, monthly activity challenges and health-related training modules for all full-time and part-time employees;
▪Paid vacation and holidays;
▪Parental leave;
▪Short-term and long-term disability benefits;
▪Life and accidental death and dismemberment insurance benefits; and
▪An employee assistance program.

Safety First. Safety Always.
At NACCO, we hold each other to the highest safety standards. We maintain a culture committed to safety excellence – our employees work safely and look out for each other. We commit to our employees that we will provide a safe working environment, and in return we ask every employee to commit to working in a manner that ensures everyone goes home safely at the end of each day.

Our goal is to have zero incidents and injuries. Our operations have onsite safety personnel who train employees in safe work practices, review safety-related incidents, and recommend improvements when appropriate. We prioritize investigations of near-miss events to identify opportunities to improve employee awareness and incorporate policy or procedural changes or training as appropriate. We believe that workplace incidents and injuries can be prevented through a focus on continuous improvement and personal responsibility.

We are proud that the National Mining Association ranks us as an industry leader in safety, and our incident rate is consistently below the national average for comparable mines, based on Mine Safety and Health Administration data. For example, Demery Resources Company, L.L.C. recently celebrated 11 years with zero lost-time accidents at the Five Forks Mine. In addition, we are proud that we have earned more than 100 safety awards at the state and national levels.

Our Health and Safety Principles, which are available on our website at https://nacco.com/stewardship/safety/, provide examples of how we promote a safety first culture:

•We provide ongoing safety training, education and communication to ensure employees understand and comply with all applicable safety laws and regulations, and everyone is committed to keeping themselves and their co-workers safe.

•We provide technical training to employees on the use, maintenance and repair of equipment to ensure all employees can perform their jobs in a safe and healthy manner, and we provide personal protective equipment to protect employees from risks and injuries.

•We encourage key personnel to participate in company-wide safety summits to discuss safety successes and opportunities for improvement, including best practices and the latest developments with respect to safety rules, laws and regulations; and

•We maintain a company-wide cross-functional Safe Work Area Task Force that participates in industry-wide efforts to share best practices.

Our Community
Local communities are important to our employees, and to us, and we believe in making long-term investments in the areas where we operate. We support numerous charitable efforts where our employees live and work, including educational, arts and community organizations. In 2023, we directed more than $920,000 of corporate donations to organizations that serve and enhance our communities. We also support employee cash donations to qualified organizations through our matching gift program whereby NACCO will match eligible employee donations up to $5,000 per year, per employee. In 2023, we matched more than $97,000 of employee and director contributions to qualifying organizations.

In 2023, we hosted events where our employees learned about local volunteer fire departments, a group critical to our rural operations. Together with our employees, we contributed more than $25,000 to volunteer fire departments within close proximity to our operations in Washburn and Underwood, North Dakota, and Ladonia, Texas. We are proud to support these very worthwhile programs.

Environmental Excellence
We demonstrate our commitment to the environment through excellence in reclamation, biodiversity, historic preservation, waste management and compliance. Our approach reflects our commitment to protect and nurture the environment.

At our core, we are conservationists. We insist that all aspects of our work be accomplished in an environmentally responsible manner, and our environmental professionals monitor environmental trends to address stakeholder priorities and identify best practices. We have received many awards for our environmental excellence, as well as our innovations in this area. Our Environmental Policy, which is available on our website at https://nacco.com/stewardship/environmental/, emphasizes our strong legacy of environmental stewardship as part of our long-held commitment to being a good corporate citizen.

Additional Information
We recognize that as an operator in the natural resources industry, environmentally and socially responsible business practices go hand-in-hand with generating value for our stakeholders. Our commitment to corporate responsibility enriches the communities in which we operate and strengthens our relationships with our employees, customers and other stakeholders, contributing to the long-term success of our business.
Additional information regarding our corporate governance practices are available on our website at https://nacco.com/corporate-responsibility. Information on our website, including our Health and Safety Principles, Environmental Policy and information regarding our corporate governance practices, is not incorporated by reference in, and does not form a part of, this proxy statement.

Code of Conduct
We have adopted a Code of Corporate Conduct that applies to all of our Directors and employees and is designed to provide guidance on how to act legally and ethically while performing work for NACCO and its operating businesses. We have also adopted Corporate Governance Guidelines that provide a framework for the conduct of our Board and employees. The

Code of Corporate Conduct, the Corporate Governance Guidelines and our Independence Standards for Directors, as well as the charters of the committees of our Board, are available free of charge on our website at https://ir.nacco.com/governance.
All of our Directors and employees annually complete certifications with respect to their compliance with our Code of Corporate Conduct. In addition, all employees of the Company are required to complete annual Code of Corporate Conduct training.

Leadership Development and Succession Planning
Developing leaders who will successfully lead our Company into the future is one of our Board's most crucial functions. Annually, our Board formally reviews and discusses management development and succession plans for the Chief Executive Officer ("CEO") of the Company and each of his direct reports. With the assistance of the CEO, the Board also assesses the leadership potential of other individual senior executives throughout the Company. Succession planning and leadership development are top priorities of the Board and senior management.

Hedging and Speculative Trading Policies and Limited Trading Windows
The Company prohibits officers and Directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or Director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or Director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.
As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to Directors and certain senior management employees of the Company for compensatory purposes are generally subject to transfer restrictions from the last day of the applicable performance period and, during that time period, the restricted shares may not be transferred (subject to certain exceptions) or hedged. Directors and certain executive officers of the Company are required to hold restricted shares for ten years while less senior management employees of the Company are required to hold restricted shares for periods of either three years or five years. While the Company does not have a policy explicitly preventing employees, including executive officers and senior managers, or Directors from pledging shares of non-restricted Class A Common or Class B Common, prior approval from the Senior Vice President, General Counsel and Secretary is required.

Board Composition
Our Board currently consists of thirteen Directors. Directors are elected at each annual meeting to serve for one-year terms and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. If a nominee is unavailable for election at the time of the Annual Meeting, an event that the Board has no reason to believe will occur, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the Annual Meeting. Biographical information and qualifications of our Directors are included under "Proposal 1 - Election of Directors" beginning on page 35.

Board Leadership Structure and Risk Management
The Company's roles of Chairman and CEO are separated, enabling J.C. Butler, Jr., our President and CEO, to focus on managing the Company and Alfred M. Rankin, Jr., our Non-Executive Chairman, to devote his time and attention to matters of Board oversight and governance. The Board believes that Mr. A. Rankin, the Company's former President and CEO, possesses unique in-depth knowledge of the issues, opportunities and challenges facing the Company. Because of this knowledge and insight, the Board believes that Mr. A. Rankin is in a strong position to identify effective strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, Mr. A. Rankin is able to:
•focus our Board on the most significant strategic goals and risks of the Company;
•utilize the individual qualifications, skills and experience of the other members of the Board to maximize their contributions to our Board;
•ensure that each other Board member has sufficient knowledge and understanding of our business to enable such other member to make informed judgments;

•facilitate the flow of information between our Board and our management; and
•provide the perspective of a long-term stockholder.
This Board leadership structure also enhances the effectiveness of NACCO Natural Resources Corporation® ("NNR") Board of Directors, which has a parallel structure to the Company's Board and provides oversight at the strategic and operational level. Each Director who serves on our Board is also a member of the NNR Board of Directors. Our Chairman also serves as the Chairman of the NNR Board of Directors, which provides a common and consistent presence that enables the NNR Board of Directors to function effectively and efficiently. We do not assign a lead independent Director, but the Chairman of our CHC Committee presides at the regularly scheduled meetings of non-management Directors.
The Board oversees our risk management. The full Board regularly reviews information provided by management to oversee our risk identification, risk management and risk mitigation strategies. Our Board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our CHC Committee oversees risks related to our compensation policies, our Audit Review Committee oversees financial reporting and control risks and our NCG Committee oversees risks associated with the independence of the Board and potential conflicts of interest. In addition, our Audit Review Committee is responsible for reviewing and discussing with management our risk exposure relating to cybersecurity, which includes reviewing the state of our cybersecurity program and emerging cybersecurity developments and threats, as well as the steps management has taken to monitor and mitigate such exposure.
Each committee reports on their discussions of the applicable risks to the full Board during Board meetings. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Directors' Meetings and Committees
Our Board held seven meetings in 2023. In 2023, all of our current Directors attended more than seventy-five percent (75%) of the meetings held by our Board and by the committees on which they served. We hold a regularly scheduled meeting of our Board in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our Directors, as of the date of our 2023 annual meeting of stockholders, attended our 2023 annual meeting of stockholders.
In accordance with NYSE rules, our non-management Directors are scheduled to meet in executive session, without management, at least once a year. These executive sessions are typically held following each regular Board meeting, with the Non-Executive Chairman presiding. In addition, the independent members of the Board meet at least once a year in separately scheduled sessions. Additional meetings of the independent directors may be scheduled when the independent directors believe such meetings are desirable. A meeting of the independent directors was held on May 18, 2023.
Our Board has established the following standing committees: an Audit Review Committee, a CHC Committee, an NCG Committee and an Executive Committee. The current members of each committee and the number of meetings held in 2023 are shown below:

Director	Audit Review	CHC	NCG	Executive
J.C. Butler, Jr.				X
John S. Dalrymple, III	X		X
John P. Jumper	X	X	Chair	X
Dennis W. LaBarre	X	X	X	X
W. Paul McDonald		X
Michael S. Miller	X	Chair	X	X
Alfred M. Rankin, Jr.				Chair
Matthew M. Rankin
Roger F. Rankin
Lori J. Robinson	X		X
Valerie Gentile Sachs		X	X
Robert S. Shapard	Chair	X
Britton T. Taplin
2023 Meetings	6	3	4	0

Audit Review Committee
The Audit Review Committee has responsibilities in its charter with respect to:
•the quality and integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the adequacy of our internal controls;
•our policies to monitor and control our major financial risk exposures;
•reviewing and discussing with management the processes and controls in place around corporate responsibility disclosures, including environmental, social and governance disclosures;
•the qualifications, independence, selection, compensation and retention of our independent registered public accounting firm;
•the performance of our internal audit department and independent registered public accounting firm;
•assisting our Board in overseeing the Company's cybersecurity and data privacy risks, controls and procedures;
•assisting our Board and us in interpreting and applying our corporate compliance program and other issues related to corporate and employee ethics; and
•preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board has determined that:
•Messrs. Miller and Shapard qualify as audit committee financial experts as defined in rules issued by the U.S. Securities and Exchange Commission ("SEC");
•each member of the Audit Review Committee is independent, as defined by the SEC and described in the listing standards of the NYSE; and
•each member of the Audit Review Committee is financially literate as described in the NYSE listing standards.
Compensation and Human Capital Committee
In 2021, the Company's compensation committee was renamed the CHC Committee to emphasize the Company's commitment to developing and investing in its people. The CHC Committee has responsibilities in its charter with respect to the administration of our policies for compensating our employees, including our executive officers and senior managers, and our Directors as well as for developing and investing in the Company's human capital. Among other things, these responsibilities include:
•the review and approval of corporate goals and objectives relevant to compensation;
•the evaluation of the performance of the CEO, other executive officers and senior managers in light of these goals and objectives;
•the determination and approval of CEO, other executive officer and senior manager compensation levels;
•the consideration of whether the risks arising from our employee compensation policies are reasonably likely to have a material adverse effect on us;
•the making of recommendations to our Board, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including equity-based plans and other incentive plans;
•the review and making of recommendations to our Board regarding the creation or revision of any clawback policy allowing the Company to recoup compensation paid to employees;
•the periodic review of Board compensation;
•the periodic review of the Company's human capital strategies and programs; and
•the review and approval of the Compensation Discussion and Analysis and the preparation of the annual CHC Committee Report to be included in our Proxy Statement.
The CHC Committee may, in its discretion, delegate duties and responsibilities to one or more subcommittees or, in appropriate cases, to our executive officers and senior managers. The CHC Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under Compensation-Setting Process on page 14. The Board has determined that each member of the CHC Committee is independent, as defined in the SEC rules and described in the NYSE listing standards.
Nominating and Corporate Governance Committee
Among other things, the NCG Committee's responsibilities contained in its charter include:
•the review and making of recommendations to our Board regarding the criteria for membership on our Board;
•the review and making of recommendations to our Board regarding the optimal number and qualifications of Directors believed to be desirable;
•the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;
•the identification and making of recommendations to our Board of specific candidates for membership on our Board;
•the evaluation of each Director's independence according to the applicable independence requirements set forth in the rules of the NYSE and other applicable law;
•oversight of the Company's corporate responsibility programs, including environmental, social and governance matters;
•the review, and discussion with the Board, of the Company's engagement and responsiveness to shareholder votes on governance matters; and
•oversight of an annual review of our Board.
The NCG Committee will consider Director candidates recommended by our stockholders. See Procedures for Submission and Consideration of Director Candidates on page 37. The NCG Committee is also responsible for reviewing and recommending changes to our Certificate of Incorporation, Bylaws, Code of Corporate Conduct and Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board and management; overseeing continuing education of the Board on relevant topics, including among other matters, ethics, compliance, governance, cybersecurity and matters relating to the Company's businesses; and annually reporting to the Board the NCG Committee's assessment of our Board's performance. The Board has determined that each member of the NCG Committee is independent, as defined by the SEC and as described in the NYSE listing standards. The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr. and J.C. Butler, Jr., regarding the composition of our Board.
Executive Committee
The Executive Committee may exercise all of the powers of our Board over the management and control of our business during the intervals between meetings of our Board.

Directors' Independence
As our Board has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies, a majority of the members of our Board are independent, as described in the NYSE listing standards, and our CHC Committee, Audit Review Committee and NCG Committee are composed entirely of independent Directors. In making a determination as to the independence of our Directors, our Board considered Section 303A of the NYSE listing standards and broadly considered the materiality of each Director's relationship with us. Based on this criteria, our Board has determined that the following current Directors are independent:

John S. Dalrymple, III	Matthew M. Rankin
John P. Jumper	Lori J. Robinson
Dennis W. LaBarre	Valerie Gentile Sachs
W. Paul McDonald	Robert S. Shapard
Michael S. Miller	Britton T. Taplin
In making the determination that General Robinson is an independent director, the Board also considered her role as a director for Korn Ferry, our independent compensation consultant.

Our Board also determined that Richard de J. Osborne, who retired from the Board effective as of May 16, 2023, was independent during his period of service in 2023.

Compensation Committee Interlocks and Insider Participation
The members of the CHC Committee during 2023 were Michael S. Miller, John P. Jumper, Dennis W. LaBarre, Valerie Gentile Sachs and Robert S. Shapard. None of our executive officers serves or has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served as a member of our CHC Committee.

Richard de J. Osborne, who retired from the Board effective as of May 16, 2023, served on the CHC Committee during his period of service in 2023.

Review and Approval of Related-Person Transactions
J.C. Butler, Jr., our current President and CEO, is the son-in-law of Alfred M. Rankin, Jr., our current Non-Executive Chairman. Roger F. Rankin, one of our Directors in 2023, is the brother of Alfred M. Rankin, Jr. In 2023, Mr. A. Rankin received $532,628 in total compensation from us (as shown on the Director Compensation Table on page 39), Mr. Butler received $4,304,928 in total compensation from us (as shown on the Summary Compensation Table on page 26) and Mr. R. Rankin received $184,317 in total compensation from us (as shown on the Director Compensation Table on page 39).
The Audit Review Committee reviews all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the processes and controls to obtain information from the Directors and executive officers with respect to related-person transactions in order to enable the Audit Review Committee, and in certain circumstances the CHC Committee, to determine whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review, the Audit Review Committee, and in certain circumstances the CHC Committee, considers:
•the nature of the related person's interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of transaction;
•the importance of the transaction to the related person and to us;
•whether the transaction would impair the judgment of a Director or executive officer to act in our best interest; and
•any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee, or the CHC Committee in certain circumstances, will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person. Any member of the Audit Review Committee, or the CHC Committee in certain circumstances, who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such Director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communications With Directors
Our stockholders and other interested parties may communicate with our Board as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to NACCO Industries, Inc., 5340 Legacy Drive, Suite 300, Plano, Texas 75024, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. Copies of all written communications delivered by stockholders will be provided to all other Directors unless they are considered improper for submission to the Directors. Examples of communications that would be considered improper include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business or communications that relate to improper or irrelevant topics.

Audit Matters
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services, limited tax services, and other pre-approved services will be performed by EY, our principal independent registered public accounting firm. All such services must be pre-approved by our Audit Review Committee. For 2023, the Audit Review Committee authorized us to engage EY for specific audit and audit-related services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments periodically at meetings of the Audit Review Committee. The Audit Review Committee has considered whether the providing of non-audit services to us by EY is compatible with maintaining its independence. In addition, we have adopted a policy to limit the services provided by our independent registered public accounting firm that are not audit or audit-related services.
Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2022	2023
Audit Fees (1)	$2.3	$2.3
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—
Total	$2.3	$2.3
(1) "Audit Fees" principally include services rendered by EY for the audit of our annual financial statements and internal controls; the reviews of the interim financial statements included in our Forms 10-Q and services provided in connection with statutory audits and regulatory filings with the SEC.
(2) "Audit-Related Fees" include assurance and related services rendered by EY for accounting advisory matters.
(3) "Tax fees" are for tax compliance related services and were de minimis in 2022 and 2023.
(4) No other services were performed by EY for us during the last two fiscal years.
Report of the Audit Review Committee
The Audit Review Committee oversees our financial reporting process on behalf of the Board. The Audit Review Committee is comprised solely of independent Directors as defined by the SEC and described in the listing standards of the NYSE. The Audit Review Committee's responsibilities are listed beginning on page 8 and the Audit Review Committee's charter is available at https://ir.nacco.com/governance. In fulfilling its oversight responsibilities, the Audit Review Committee reviewed and discussed the audited financial statements contained in our Annual Report with Company management.
The Audit Review Committee reviewed and discussed with EY, our independent auditor, which is responsible for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Review Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the rules of the SEC, and other applicable regulations. In addition, the Audit Review Committee has discussed with EY the firm's independence from Company management and the Company, received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Review Committee concerning independence, and considered the compatibility of non-audit services with EY's independence. The Audit Review Committee also reviewed and discussed, together with management and EY, the Company's audited financial statements for the year ended December 31, 2023, the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and EY's audit of internal control over financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board, and the Board has approved, that the audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company with the SEC.
ROBERT S. SHAPARD, Chairman
JOHN S. DALRYMPLE, III            JOHN P. JUMPER
DENNIS W. LABARRE                 MICHAEL S. MILLER
LORI J. ROBINSON

PART II - EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers ("NEOs"). The compensation provided to our NEOs for the year ended December 31, 2023 is set forth in detail in the Summary Compensation Table and the other tables that follow this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our NEO compensation program, and each component of compensation that we provide to our NEOs.
For 2023, the Company qualifies as a smaller reporting company under the SEC's amended definition of "smaller reporting company." The Company has, nonetheless, chosen to provide many of the compensation-related disclosures that are required for larger public companies and that the Company has historically provided. However, the Company is disclosing compensation for only three NEOs and is disclosing only two years of compensation data in the Summary Compensation Table, consistent with the disclosure requirements applicable for smaller reporting companies.
The Company did not make significant changes to the performance metrics for either the short-term incentive plan or the long-term incentive plan for 2023.
Named Executive Officers for 2023

The NEOs for 2023 are:
J.C. Butler, Jr.	Carroll L. Dewing	John D. Neumann
President and CEO	Senior Vice President, Chief Operating Officer	Senior Vice President, General Counsel and Secretary
Compensation Highlights
Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.
2023 NEO Total Direct Compensation at a Glance
The following illustration depicts the mix of pay delivered to our NEOs for the 2023 performance year.

What NACCO Does and Doesn't Do

Good Compensation Governance Practiced by NACCO
•Align our executive compensation with corporate performance on both a short-term and a long-term basis.	•Set target compensation at the 50th percentile of our chosen benchmark.

•Establish target and maximum awards for our short-term and long-term incentive plans.	•Equity compensation awards for Directors and NEOs generally must be held for up to ten years.

•In 2023, approximately 70% of total NEO compensation was performance based.	•Conduct an annual risk assessment of our compensation program.

•Use an independent compensation consultant who does not perform any other work for the Company.	•Our CHC Committee is made up solely of independent directors and makes all NEO compensation decisions.

•Provide limited change in control protections for all employees that (1) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (2) provide for pro-rata target incentive payments for the year of any change in control.
•Provide a modest level of perquisites for certain key executives, the majority of which are paid in cash, that are determined based on market data.

Controversial Compensation Governance NOT Practiced by NACCO
•Provide our NEOs any minimum or guaranteed bonuses.	•Provide uncapped award opportunities.

•Use total shareholder return (“TSR”) as a performance metric. In our experience, TSR captures fluctuations in stock price, rather than measuring the performance of our executive team in operating our business. Additionally,
•Provide active defined benefit plans for executives (we do not have any active defined benefit plans and gave our eligible NEO credit only for time actually worked under our frozen pension plans).
our stock is not heavily traded. Accordingly, we do not
consider fluctuations in our stock price to be indicative of our performance.	•Provide our NEOs with employment or severance agreements or individual change-in-control agreements.

•Provide any tax gross-ups except for service awards and certain relocation expenses.	•Permit stock awards to be hedged or transferred during the restriction period.

•Take into account our long-term awards when determining our retirement benefits.
Consideration of Most Recent "Say on Pay" Vote

93%	NACCO again received strong support for our compensation program with approximately 93% of the votes cast approving our advisory vote on Named Executive Officer compensation at our 2023 Annual Meeting of Stockholders.
Approval

We held a non-binding stockholder advisory vote at our 2023 Annual Meeting of Stockholders to approve the compensation of our NEOs, also known as “Say on Pay.” This stockholder resolution was approved by approximately 93% of the votes cast. This was the seventh consecutive year we received a say on pay result above 90%, which we believe demonstrates our stockholders’ satisfaction with the alignment of our NEOs' compensation with the Company's performance. Accordingly, we have not made significant changes to the compensation program for 2023 in response to this vote.

Excluding founding family shares from the vote:
89%	If you exclude family shares from the vote, NACCO received strong support for our compensation program with approximately 89% of the remaining votes cast approving our advisory vote on Named Executive Officer compensation at our 2023 Annual Meeting of Stockholders.
Approval

Even removing the impact of shares owned by members of the founding family on the Say on Pay vote, we still have strong approval of our compensation program. This was the seventh consecutive year we received a say on pay result above 85%, which we believe demonstrates our non-family stockholders’ satisfaction with the alignment of our NEOs' compensation with the Company’s performance.

Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our stockholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance for our stockholders, customers, and communities. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and performance and for motivating and rewarding employees.
Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•Competitive pay levels: Total compensation is competitive with industry peers to attract and retain all employees, including our executives, with similar levels of experience, skills, education and responsibilities.
•Internal equity: Compensation takes into account the different levels of responsibilities, scope, risk, performance and future potential of our executives.

•Balance cash and equity: We balance the mix of cash and equity compensation to align compensation to both long- and short-term results of the Company.
•Align compensation with stockholder interests: The interests of our executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of our Class A Common Stock.

•Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance to reward the successful achievement of our growth objectives and drive the development of a successful and profitable business.

•Clearly communicate plans so that they are understood: We clearly communicate to our employees, and especially to our NEOs, their specific goals, targets, and objectives to help ensure our executives are focused on achieving the financial and operational results that the CHC Committee believes will best promote stockholder value.

Compensation-Setting Process
Role of our Compensation and Human Capital Committee
The CHC Committee establishes and oversees the administration of our policies for compensating our employees, including our NEOs. The members of the CHC Committee consist solely of independent Directors. A summary of some of the CHC Committee's responsibilities are listed beginning on page 8.
Role of Management
Our management, in particular the President and CEO of the Company, reviews our goals and objectives relevant to the compensation of our executive officers. The President and CEO of the Company annually reviews the performance of each executive officer (other than the President and CEO whose performance is reviewed by the CHC Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the CHC Committee. In addition to the President and CEO's recommendations, the CHC Committee considers recommendations made by Korn Ferry, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The CHC Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the CHC Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Role of Compensation Consultant
The CHC Committee receives assistance and advice from Korn Ferry, an internationally recognized compensation consulting firm. Korn Ferry is engaged directly by and reports to the CHC Committee and also provides advice and discusses compensation issues directly with management.
Korn Ferry makes recommendations regarding substantially all aspects of compensation for our Directors and senior management employees, including the NEOs. For 2023, Korn Ferry was engaged to make recommendations regarding:
•director compensation levels;
•2023 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for senior management positions;
•2023 salary midpoints and/or range movement for all other employee positions;
•mid-year job evaluations for all senior management, which may include adjustments to salary point levels, salary midpoints and incentive targets and/or changes to current senior management positions; and
•geographic pay differentials for all exempt and certain non-exempt positions.
All senior management salary point recommendations are determined by Korn Ferry through the consistent application of the Korn Ferry salary point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.
    Representatives of Korn Ferry attended one of the CHC Committee meetings in 2023 and, during that meeting, consulted with the CHC Committee in executive session without management present. The CHC Committee considered and assessed all relevant factors, including the six factors set forth in Rule 10c-1(b)(4)(i)-(vi) under the Securities Exchange Act of 1934 (the "Exchange Act"), that could give rise to a potential conflict of interest with respect to Korn Ferry. For 2023, these factors included the fact that, as described above, one of our Directors (Lori J. Robinson) is a director of Korn Ferry. Based on this review, the CHC Committee assessed the independence of Korn Ferry, but did not identify any independence concern or conflict of interest that has been raised by the work performed by Korn Ferry.

Competitive Market Review
The CHC Committee believes that benchmarking against other companies in our industry would not produce a meaningful peer group due to the diversification of our operating businesses, ranging from coal, aggregates and other minerals mining, oil and gas and other minerals development, and stream and wetland mitigation solutions. Accordingly, we use survey data provided by Korn Ferry to assess the competitiveness of our executive compensation program. Specifically, we use Korn Ferry's General Industry survey, which includes a broad group of domestic industrial organizations ranging in size from approximately $500 million to approximately $1 billion in annual revenues. We exclude retail and finance segments from the data results. We did not select the entities that comprise this survey group, and the component entities' identities were not a material factor in this analysis.
The CHC Committee chose this survey as its benchmark for the following reasons:
•it provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit;
•the use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year; and
•it provides a competitive framework for recruiting employees from outside our industry.
Using its proprietary salary point methodology, Korn Ferry compares positions of similar scope and complexity with the data contained in the General Industry survey. The CHC Committee directs Korn Ferry to derive a median salary level for each salary point level targeted at the 50th percentile of the General Industry survey (the "salary midpoint"). The CHC Committee typically sets target compensation levels at (or slightly above or below) the salary midpoint determined by Korn Ferry because it believes that the use of salary midpoints (1) helps to ensure our compensation program provides sufficient compensation to attract and retain talented executives and (2) maintains internal pay equity, without overcompensating our employees.
Total Target Compensation
The CHC Committee establishes a comprehensively defined "target total compensation" amount for each senior management employee following rigorous evaluation standards that help to ensure internal equity. In this process, the CHC Committee reviews tally sheets that detail the various elements of compensation for each NEO and other senior management employees. Specifically, the tally sheets list each employee's title, salary points, midpoint, base salary, cash in lieu of perquisites (if applicable), short-term incentive target award, long-term incentive target award, and total target compensation for the current year, as well as that being proposed for the subsequent year. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive officer's total compensation opportunity with his or her actual aggregate payment and to help ensure that the compensation appropriately reflects the compensation program's focus on pay for performance.
In November 2022, the CHC Committee reviewed compensation information for each of our NEOs to decide whether it should make changes to the 2023 compensation program. The CHC Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2023.
The design of our compensation program provides employees with the opportunity to earn above-target compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The following table sets forth target total compensation for the NEOs, as recommended by Korn Ferry and approved by the CHC Committee for 2023:

Named Executive Officer	(A) Salary Midpoint ($)	(%)	(B) Cash in Lieu of Perquisites ($) (1)	(%)	(C) Short-Term Plan Target ($)	(%)	(D) Long-Term Plan Target ($) (2)	(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
J.C. Butler, Jr.	$835,600	26%	$35,000	1%	$752,040	24%	$1,537,504	49%	$3,160,144
Carroll L. Dewing	$387,400	47%	$16,000	2%	$174,330	21%	$245,031	30%	$822,761
John D. Neumann	$365,600	48%	$16,000	2%	$164,520	22%	$210,220	28%	$756,340
(1)In addition to providing limited perquisites to a limited number of employees in unique circumstances, senior management employees, including our NEOs, are paid a fixed dollar amount of cash in lieu of perquisites. The dollar amounts provided to the NEOs in 2023 were approved by the CHC Committee in December 2022 based on a triennial analysis performed by Korn Ferry in August 2020, at which time the CHC Committee decided not to change the amounts. Based on this analysis, the CHC Committee set a defined perquisite allowance for each senior management employee, based on salary point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.
(2)The amounts shown include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the CHC Committee applies each year to account for the immediately taxable nature of NACCO Industries, Inc.'s Executive Long-Term Incentive Compensation Plan ("Long-Term Equity Plan") awards.
    Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (1) a qualified defined contribution plan and (2) a nonqualified defined contribution plan (the "Excess Plan"). Mr. Dewing is also entitled to frozen qualified and nonqualified defined benefit retirement benefits. In addition, the CHC Committee may award discretionary cash and equity bonuses to employees, including the NEOs. In February 2018, the Company terminated certain nonqualified deferred compensation plans. As a result, the Company was required to amend the Excess Plan so that participants could no longer defer short-term incentive payments, which prevented the participants from also receiving matching and profit sharing contributions to the Excess Plan based on the deferrals from the short-term incentive payments. The CHC Committee approved make-whole payments to account for the lost matching and profit sharing contributions which would be paid as a bonus. Make-whole payments were provided in 2020-2022, and the make-whole payment was made again for 2023.
Direct Compensation Components
Annually the CHC Committee reviews the total direct compensation for the NEOs. Based on this review, the CHC Committee may selectively adjust the base salary, short-term incentive award target, and the long-term incentive award target of the NEOs. In determining any adjustments, the CHC Committee generally takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned towards the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the range.
Base Salaries
The CHC Committee sets annual base salaries intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salaries provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests. For 2023, the CHC Committee determined the base salary for each NEO by generally taking into account his individual performance for 2022 and the relationship of his 2022 base salary to the new 2023 salary midpoint for his salary point level. In general, base salaries are set between 80% and 120% of an employee's salary midpoint. The CHC Committee also took into account other relevant information, including general inflation, salary trends and economic forecasts provided by Korn Ferry, and general budget considerations and business forecasts provided by management.
    Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller or no salary increases.
    The following table sets forth the annual base salary rate determined for each NEO for 2023:

Named Executive Officer	2023 Salary Midpoint ($)	2023 Base Salary and as a Percentage of Salary Midpoint ($) (%)		Salary Increase Compared to 2022 Base Salary (%)	Cash in Lieu of Perquisites ($)
J.C. Butler, Jr.	$835,600	$836,544	100%	5.7%	$35,000
Carroll L. Dewing	$387,400	$393,297	102%	4.3%	$16,000
John D. Neumann	$365,600	$386,604	106%	4.3%	$16,000
Incentive Compensation
One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the Company or the business unit for which the employee performed services. In 2023, all of the NEOs participated in (1) the NACCO Industries, Inc. Short-Term Incentive Compensation Plan (the "Short-Term Plan") and (2) the Long-Term Equity Plan.
Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific corporate financial and operating targets. The CHC Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and its subsidiaries. As illustrated on the target total compensation table on page 16, over 72% of Mr. Butler's 2023 target total compensation was variable or "at risk" and tied to Company performance and, as a group, over 50% of the other NEOs' target total compensation was tied to Company performance. Each of the NEOs' incentive compensation payouts for 2023 exceeded the sum of their respective fixed payments (base salary plus perquisite allowance) for the year.
    The performance criteria and target performance levels for the incentive plans are established within the CHC Committee's discretion, and are based upon management's recommendations as to the performance objectives of the Company or the particular business unit for the year. Two types of performance targets are used in the incentive compensation plans:
•Targets Based on Annual Operating Plans. Certain performance targets were based on financial forecasts contained in the Company's 2023 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.
•Targets Based on Strategic Business Goals. Other performance targets were not based on the 2023 AOP. Rather, they were based on important, strategic short-term and long-term goals established by the CHC Committee. Because these targets are not based on the AOP, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The Project Focus List and Special Project Award, which are under the Short-Term Plan and Long-Term Equity Plan, are examples of a target based on strategic corporate objectives that the CHC Committee believes will strengthen performance in the current year and also deliver over the long-term. The Minerals Management Investment Award target under the Long-Term Equity Plan is an example of a target based on long-term corporate objectives that the CHC

Committee believes we should deliver over the long-term, not the performance that is expected in the current year or the near term.
Each NEO is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning on page 18, the following factors should be considered:
•The CHC Committee considered the factors described above under "Incentive Compensation" to set the performance criteria and target performance levels for the 2023 incentive compensation awards. The particular performance criteria for 2023 were chosen because they were believed to continue to have a positive correlation with long-term stockholder returns.
•For 2023, the maximum awards under the Short-Term Plan may not exceed 150% of the target award level. The cash-denominated awards under the Long-Term Equity Plan may not exceed 200% of the target award level (or the greater of $12,000,000 and the fair market value of 500,000 shares of Class A Common, determined at the time of payment).
•Achievement percentages are based on the formulas contained in performance guidelines adopted annually by the CHC Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.
•Target awards for each executive are equal to a specified percentage of the executive's 2023 salary midpoint, based on the number of salary points assigned to the position and the appropriate level of incentive compensation targets recommended by Korn Ferry and adopted by the CHC Committee at that level. The CHC Committee then increases the target awards under the Long-Term Equity Plan by 15% to account for the immediately taxable nature of the award.
•The plans have a one-year performance period. Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the CHC Committee.
•The CHC Committee, in its discretion, may decrease or eliminate awards. The CHC Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. As a result, these awards incentivize performance during the year, but are potentially subject to substantial payout discretion in certain years. No such discretion was implemented for 2023.

•Short-Term Plan awards are paid annually in cash. Long-Term Equity Plan awards are paid annually as a combination of cash and restricted shares of Class A Common. The cash portion of the award is to satisfy tax withholding requirements. The restricted shares are subject to a holding period of ten years for our NEOs.
•All awards are fully vested when granted.
Short-Term Incentive Compensation
Our short-term incentive compensation is an annual performance-based cash incentive arrangement. Each NEO's target short-term incentive opportunity is based on the competitive market analysis performed by Korn Ferry, and reviewed by the CHC Committee, every three years. The following table shows the short-term target awards and payouts approved by the CHC Committee for each NEO for 2023:

Named Executive Officer	(A) 2023 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	(D) Short-Term Plan Payout as % of Target (%)	(E) = (C) x (D) Short-Term Plan Payout ($)
J.C. Butler, Jr.	$835,600	90%	$752,040	118.4%	$890,415
Carroll L. Dewing	$387,400	45%	$174,330	118.4%	$206,407
John D. Neumann	$365,600	45%	$164,520	118.4%	$194,792

The performance goals were set by the CHC Committee at its February 2023 meeting.

The 2023 short-term incentive awards were tied to results in the following areas:
Corporate Financial Objectives	Strategic Objectives	Safety Objectives	Environmental Objectives
•operating profit, which measures business efficiency and profitability	•corporate or business unit-specific goals that contribute to the Company's long-term strategy to protect its existing business as well as grow and diversify	•specific safety goals that contribute to a safe working environment for our people	•specific environmental goals that contribute to a better environment for our communities
The following table shows the performance criteria established by the CHC Committee for 2023 under the Company's Short-Term Plan to determine final incentive compensation payments for the NEOs. As detailed in the performance chart below, most of the performance metrics have their own cap, while the total short-term incentive payout is capped at 150%.

Short-Term Plan Performance Criteria and Achievement
Performance Criteria	(A) Weighting	Performance Target	Cap on Performance Factor Achievement	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Consolidated Operating Profit	35%	$20,664,824	200%	$(534,485)	0%	0%
Project Focus List (1)	20%	—	125%	—	106.3%	21.3%
Special Project Award (2)	15%	—	N/A	—	431.9%	64.8%
Safety Incident Report Index (3)	15%	50% of National Average	150%	42.7%	107.3%	16.1%
MSHA/OSHA Violations (4)	5%	50% of National Average	150%	26.6%	123.4%	6.2%
Environmental Citations (5)	10%	Zero Citations per location	150%	—	100%	10.0%
Final Payout Percentage						118.4%
(1)We do not disclose the Project Focus List targets or results due to their competitively sensitive nature. They are highly specific, task-oriented goals which focus on the Company's efforts to protect its existing business and grow and diversify. Among other things, they identify specific future projects, customers and contracts. During 2023, the Project Focus List involved projects concerning: (a) Red Hills Mine and other coal initiatives; (b) North American Mining and other non-coal initiatives, including the development of Sawtooth Mining; (c) Catapult Mineral Partners and other minerals management initiatives; (d) Mitigation Resources and other mitigation banking initiatives; (e) regulatory initiatives; and (f) looking at additional new business platforms that could provide additional growth and diversification with acceptable risk adjusted returns. For 2023, the CHC Committee believed that NACCO could reasonably meet certain targets outlined in the 2023 Project Focus List since they were designed to be reasonably achievable with strong management performance.
(2)We do not disclose the Special Project Award targets or results due to their competitively sensitive nature. The Special Project Award is calculated based on the present value of new or extended projects (determined based on the present value of the forecasted after-tax cash flow over the life of the project based on the contract terms) against a pre-determined target established by the CHC Committee for the award year. In order to promote business growth, there is no cap on the Special Project Award factor; however, the entire Short-Term Plan award is limited to 150% of target. For 2023, the CHC Committee believed the Company could reasonably meet this target, since it was designed to be reasonably achievable with strong management performance.
(3)The Safety Incident Report Index represents the number of Mine Safety and Health Administration (“MSHA”) injuries or Occupational Safety and Health Administration (“OSHA”) injuries that occurred for each 200,000 employee hours worked in the performance year. The goal is to have a safety incident rate that is lower than 50% of the national average. The Safety Incident Rate is calculated based on each site, with the NEOs receiving an award based on the average Safety Incident Rate for all sites.

(4)The MSHA/OSHA Violations factor involves our locations' weighted average of the number of violations per inspection days relative to the national average violation per inspection days average for MSHA or OSHA violations. The goal is to have a MSHA/OSHA violations weighted average that is lower than 50% of the national weighted average. The MSHA/OSHA violations factor is calculated at each site, with the NEOs receiving an award based on the average MSHA/OSHA violations for all sites.
(5)The Environmental Citations factor assesses a location's environmental citations received. A location must have zero citations to receive an award at target.

Long-Term Incentive Compensation
The purpose of our long-term incentive compensation is to enable senior management employees to accumulate capital through strong, long-term managerial performance, which the CHC Committee believes contributes to the future success of our businesses. Our long-term incentive program requires a long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Award shares issued under the plan have a holding period of three, five, or ten years, as determined by the CHC Committee. The CHC Committee has determined that the ten-year holding period applies to all award shares issued to Messrs. Butler, Dewing and Neumann. Thus, the awarded amount is effectively invested in the Company for an extended period which encourages our executives to focus on our long-term profitability and strengthens the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. In general, the CHC Committee does not consider an NEO's long-term incentive award for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
Target awards under the Long-Term Equity Plan are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the executive's position and the long-term incentive compensation targets for that salary point level recommended by Korn Ferry and adopted by the CHC Committee. The CHC Committee then increases these amounts by 15% to account for the immediately taxable nature of the equity awards.
Approximately 65% of the award is distributed in shares of restricted stock and the remaining 35% is distributed in cash to approximate the income tax withholding obligation as a result of the issuance of the restricted stock. The full amount of the award, including the fair market value of the restricted shares on the date of grant, is fully taxable to the participant on the award date. The actual number of shares of stock issued is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:
•The average closing price of our Class A Common on the NYSE at the end of each week during the 2022 calendar year (or such other previous calendar year as determined by the CHC Committee no later than the 90th day of the award year); or
•The average closing price of our Class A Common on the NYSE at the end of each week during the 2023 award year.
    Participants have all of the rights of a stockholder, including the right to vote and receive dividends upon receipt of the shares. However, the award shares are subject to transfer restrictions for a period of up to ten years from the last day of the award year. The transfer restrictions lapse earlier in the event of (1) the participant's death or permanent disability or (2) three years (or earlier with the approval of the CHC Committee) from the date of retirement. The CHC Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, as permitted under the terms of the plan. No early release requests were requested by or granted to the NEOs in 2023.
Any gain participants realize in the long-run from awards that are issued under the Long-Term Equity Plan depends on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded to NEOs under the Long-Term Equity Plan generally may not be transferred for a period of ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced over the holding period as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the holding period to increase the value of the Company, which is expected to lead to long-term returns to stockholders. The CHC Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual equity grants under the Long-Term Equity Plan and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of our NEOs with those of other stockholders.
    Depending on the NEO's position, the Long-Term Equity Plan was designed to provide target long-term incentive compensation between 50% and 160% of his 2023 salary midpoint (57.5% and 184% including a 15% increase in target percentages to reflect the immediately taxable nature of the equity awards). The table below shows the long-term target awards and payouts approved by the CHC Committee for each NEO for 2023:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a % of Salary Midpoint ($) (1)	(C)= (A) x (B) Long-Term Plan Target ($)	(D) Long-Term Plan Payout as a% of Target (%)	(E)=(C) x (D) Cash-Denominated Long-Term Plan Payout ($) (2)	(F) Fair Market Value of Long-Term Plan Payout ($) (2)
J.C. Butler, Jr.	$835,600	184.0%	$1,537,504	140.8%	$2,164,806	$2,126,224
Carroll L. Dewing	$387,400	63.3%	$245,224	140.8%	$345,003	$338,854
John D. Neumann	$365,600	57.5%	$210,220	140.8%	$295,990	$290,715
(1)The target percentages for participants in the Long-Term Equity Plan include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the CHC Committee applies each year to account for the immediately taxable nature of the Long-Term Equity Plan awards.
(2)Awards under the Long-Term Equity Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the dollar-denominated target and actual awards. This is the amount that is used by the CHC Committee when analyzing the total compensation of the NEOs. As a result, these awards incentivize performance during the year, but are potentially subject to substantial payout discretion in certain years. No such discretion was implemented for 2023. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted shares of Class A Common (approximately 65%). The actual number of shares of stock issued are determined by taking the dollar value of the stock component of the award and dividing it by the lower of the average share price during the 2023 performance period or the preceding calendar year. For 2023, the CHC Committee defined the "average share price" for this purpose as the lower of (1) the average NACCO Class A Common share price for 2022, which was $42.743 or (2) the average of the NACCO Class A Common share price for 2023, which was $35.195. The amount shown in column (F) is the sum of (a) the cash distributed and (b) the grant date fair value of the stock that was distributed for the 2023 Long-Term Equity Plan awards. This amount is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding the accounting treatment of our equity awards. The shares were valued on the date on which the Long-Term Equity Plan awards were approved by the CHC Committee. The difference in the amounts disclosed in columns (E) and (F) is due to the fact that the number of shares issued in Column (E) was calculated using the formula share price of $35.195 (explained above), while the grant date fair value in Column (F) was calculated using $34.230, which is the average of the high and low share price on the date the shares were granted.

The performance goals were set by the CHC Committee at its February 2023 meeting.

The 2023 long-term incentive awards were tied to results in the following areas:
Corporate Financial Objectives	Strategic Objectives
•return on total capital employed ("ROTCE"), which measures the level of investment to achieve profit •operating profit, which measures business efficiency and profitability	•corporate or business unit-specific goals that contribute to the Company's long-term strategy to protect its existing business and grow and diversify
The following table shows the information for awards granted to NEOs under the Long-Term Equity Plan for 2023. As detailed in the performance chart below, most of the performance metrics have their own cap, while the total long-term incentive payout is capped at 200%.

Long-Term Plan Performance Criteria and Achievement
Performance Criteria	(A) Weighting	Performance Target	Cap on Performance Factor Achievement	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Consolidated NACCO ROTCE	25%	5.2%	150.0%	0.2%	0%	0%
Consolidated Operating Profit	20%	$20,664,824	200.0%	$(534,485)	0%	0%
Project Focus List (1)	25%	—	125.0%	—	106.3%	26.6%
Special Project Award (2)	20%	—	N/A	—	431.9%	86.4%
Minerals Management Investment Award (3)	10%	—	N/A	—	277.6%	27.8%
Final Payout Percentage						140.8%
(1)We do not disclose the Project Focus List targets or results due to their competitively sensitive nature. They are highly specific, task-oriented goals which focus on the Company's efforts to protect its existing business and grow and diversify. Among other things, they identify specific future projects, customers and contracts. During 2023, the Project Focus List involved projects concerning: (a) Red Hills Mine and other coal initiatives; (b) North American Mining and other non-coal initiatives, including the development of Sawtooth Mining; (c) Catapult Mineral Partners and other minerals management initiatives; (d) Mitigation Resources and other mitigation banking initiatives; (e) regulatory initiatives; and (f) looking at additional new business platforms that could provide additional growth and diversification with acceptable risk adjusted returns. For 2023, the CHC Committee believed that NACCO could reasonably meet certain targets outlined in the 2023 Project Focus List since they were designed to be reasonably achievable with strong management performance.
(2)We do not disclose the Special Project Award targets or results due to their competitively sensitive nature. The Special Project Award is calculated based on the present value of new or extended projects (determined based on the present value of the forecasted after-tax cash flow over the life of the project based on the contract terms) against a pre-determined target established by the CHC Committee for the award year. In order to promote business growth, there is no cap on the Special Project Award factor; however, the entire Long-Term Plan award is limited to 200% of target. For 2023, the CHC Committee believed the Company could reasonably meet this target, since it was designed to be reasonably achievable with strong management performance.
(3)We do not disclose the Minerals Management Investment Award targets or results due to their competitively sensitive nature. Similar to the Special Project Award, the Minerals Management Investment Award is calculated based on the present value of new or extended investments in the minerals management business (determined based on the forecasted after-tax cash flow over the life of the investment based on the contract terms) against a pre-determined target established by the CHC Committee for the award year. In order to promote business growth, there is no cap on the Minerals Management Investment Award factor; however, the entire Long-Term Equity Plan award is capped at 200%. For 2023, the CHC Committee believed the Company could meet this target, since it was designed to be reasonably achievable with strong management performance.
Other Compensation of Named Executive Officers
    Discretionary Restricted Stock Awards. The Company also maintains the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the "Supplemental Equity Plan"), which gives the CHC Committee the flexibility to provide additional discretionary equity compensation. The CHC Committee did not grant any awards under this plan for services performed in 2023.
Discretionary Cash Bonuses. The CHC Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to employees, including the NEOs, in addition to the incentive compensation described above. The CHC Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our incentive plans. No discretionary cash bonuses were awarded to the NEOs for 2023 performance. However, as discussed in Note (2) of the Summary Compensation Table, the CHC Committee approved a make-whole payment to account for the lost matching and profit sharing contributions to the Excess Plan, and 2023 was the fourth year of the make-whole payments. Mr. Butler and Mr. Dewing were the only NEOs to receive a make-whole payment for 2023.

Retirement Plans. The NEOs do not currently accrue any defined benefit pension benefits. Mr. Dewing is entitled to receive payments from a frozen qualified pension plan and a frozen nonqualified pension plan as indicated in the Pension Benefits Table on page 31.
We provide all of our employees, including the NEOs, with defined contribution retirement benefits. Employer contributions are designed to provide employees with competitive retirement income. The CHC Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other senior management employees receive the same retirement benefits as all other employees. However, the benefits that are provided to the NEOs and other senior management employees are provided under a combination of qualified and nonqualified defined contribution plans, while the benefits that are provided to other employees are provided only under qualified plans. The Excess Plan provides retirement benefits that would have been provided under the qualified plan, but that cannot be provided due to various Internal Revenue Service limits and non-discrimination requirements.
Our qualified defined contribution plan contains the following three types of benefits: (1) employee deferrals; (2) matching contributions; and (3) profit sharing contributions (only for our employees classified as full-time or part-time). The compensation that is taken into account under the plan generally includes base salary and short-term incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The

Excess Plan contains the same three types of benefits, but does not include short-term incentive payments as compensation taken into account for determining these benefits.
Under the plans, eligible employees may elect to defer up to 50% of compensation. For 2023, the NEOs received employer matching contributions equal to 5% of compensation. Eligible employees also receive a profit sharing contribution equal to 6.0% of compensation and 5.7% of compensation in excess of the Social Security Wage Base for the year.
    The NEOs are each 100% vested in their retirement benefits. Benefits under the qualified plan are payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plan's trustee. Participants can elect various forms of payment including lump sum distributions, partial withdrawals and installments.
Under the Excess Plan:
•Participants' account balances are credited with interest during the year based on the rate of return of the Vanguard Retirement Savings Trust fixed income fund, which is one of the investment funds under the qualified plans (14% maximum);
•The amounts credited under the Excess Plan each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plan; and
•The amounts credited under the Excess Plan (other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution) are increased by 15% to reflect the immediately taxable nature of the payments.
    Other Benefits. All U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officers' compensation package. The modest amount of cash paid to the NEOs in lieu of perquisites in 2023 is separately disclosed in the tables on pages 16 and 17 and the limited non-cash perquisites are disclosed in Note (7) to the Summary Compensation Table on page 26.
No Individual Employment or Severance Agreements. None of the NEOs has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target incentive bonus.
Upon an NEO's termination of employment with us for any reason, the NEOs (and all other employees) are entitled to:
•Amounts earned during their term of employment, including earned but unpaid salary and accrued but unused vacation and holiday pay; and
•Benefits that are provided under the retirement plans, incentive plans, and Excess Plan.
    There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the NEOs are only entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods. The CHC Committee will consider the facts and circumstances of an NEO's separation to determine whether any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under the broad-based severance plans is appropriate.
    Limited Change in Control Benefits for All Employees. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the CHC Committee believes that it is appropriate to provide limited change in control protections to our employees. Our NEOs have the same protections as other senior management employees. In the event of a change in control, we provide for:
•The payment of accrued benefits under our retirement plans; and
•The payment of a pro-rata target award under the current year's incentive plans.
The CHC Committee believes that:
•These change in control payment provisions are appropriate to assure payment to the executives due to the unfunded nature of the benefits provided under these plans.

•The skills, experience and services of our key management employees are a strong factor in our success and the occurrence of a change in control transaction would create uncertainty for these employees.
•Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs and our limited change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control. Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the change in control payments will be "grossed up" for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see Potential Payments Upon Termination/Change in Control beginning on page 29.
Tax and Accounting Implications
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)") generally provides that a publicly traded company may not deduct compensation of more than $1 million per person that is paid in the year to certain current or former executive officers.
While the CHC Committee considers in very general terms the application of Section 162(m) when making compensation decisions, it maintains the flexibility to compensate executive officers based on an overall determination of what it believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law. The CHC Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Long-Term Equity Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See Note (2) to the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
    Assessment of Risks in our Compensation Program. As part of its oversight, the CHC Committee considers the impact of the Company's compensation program on the Company's risk profile. The CHC Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; and financial and non-financial performance measures and allows for the use of CHC Committee discretion. Further, the Company has policies to mitigate compensation-related risk, including: lengthy holding periods for long-term equity awards; stated payment caps; insider-trading prohibitions and independent CHC Committee oversight. The CHC Committee agreed with the findings of management's assessment for 2023 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
On November 7, 2023, the Board adopted the Company's Policy on Recoupment of Incentive Compensation (the "Clawback Policy") to comply with SEC and NYSE rules. The Clawback Policy applies our NEOs and other executive employees, and provides for the recoupment of incentive compensation if the Company is required to correct a financial statement upon which the incentive compensation was determined.
    Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the Long-Term Equity Plan generally must be held for a period of up to ten years, which can result in the executive officers being required to hold a significant accumulation of Class A Common during their careers.
Impact of "Say-on-Pay" Stockholder Vote
When setting executive compensation for 2023, the CHC Committee took into account the results of the stockholder advisory vote on NEO compensation that occurred at our 2022 annual meeting of stockholders. At that meeting, we again received strong support for our compensation program, with approximately 93% of the votes cast approving our NEO compensation.
Stockholders chose an annual say on pay frequency at our 2020 annual meeting, with the next pay frequency vote occurring at our 2026 annual meeting. The CHC Committee believes that this strong support reinforces the philosophy and objectives of our executive compensation program and applied the same principles in determining the amounts and types of executive compensation for 2023, and did not make any changes to our program as a direct result of the say-on-pay vote results.

Compensation and Human Capital Committee Report

The CHC Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the CHC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.

JOHN P. JUMPER		VALERIE GENTILE SACHS

MICHAEL S. MILLER
Chairman

DENNIS W. LABARRE		ROBERT S. SHAPARD

Summary Compensation Table
    The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries for the years ended December 31, 2023 and 2022:

SUMMARY COMPENSATION TABLE For Year Ended December 31, 2023
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value (5) and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
J.C. Butler, Jr.; President and CEO	2023	$871,544	$171,308	$1,368,515	$1,648,124	$18,737	$226,700	$4,304,928
	2022	$826,432	$149,223	$2,208,419	$1,921,918	$17,548	$215,890	$5,339,431
Carroll L. Dewing; Vice President, Operations	2023	$409,297	$265	$218,079	$327,182	$9,436	$121,141	$1,085,400
	2022	$393,083	$397	$354,273	$387,725	$7,422	$111,651	$1,254,551
John D. Neumann; Vice President, General Counsel and Secretary	2023	$402,604	$—	$187,101	$298,406	$8,158	$116,111	$1,012,380
	2022	$386,665	$—	$303,933	$354,399	$7,527	$106,421	$1,158,945
(1)The amounts reported under the "Salary" column include both base salary and the perquisite allowance. The cash in lieu of perquisite allowance for Mr. Butler is $35,000 and $16,000 for Messrs. Dewing and Neumann.
(2)The amounts reported under the "Bonus" column are make-whole payments the Company paid to affected participants of the Excess Plan, which was amended to exclude payments from the Short-Term Plan as compensation under the plan. The amendment prevented participants from deferring amounts from their short-term incentive payments and from receiving matching and profit sharing contributions on those deferrals. This amendment was made to comply with Section 409A of the Internal Revenue Code after the Company terminated certain nonqualified deferred compensation plans. The CHC Committee approved a make-whole payment to account for the missed matching and profit sharing contributions so that participants' benefits were not significantly reduced through no fault of the participants.
(3)The amounts reported in the Stock Awards column are the grant date fair value of the stock issued under the Long-Term Equity Plan computed in accordance with FASB ASC Topic 718. Refer to the table on page 21 under "Long-Term Incentive Compensation" for information about the target long-term awards, as well as the cash-denominated award payouts for 2023 under the Long-Term Equity Plan.
(4)The amounts listed for 2023 are the cash payments under the Short-Term Plan and the cash portion (approximately 35%) of the award under the Long-Term Equity Plan.
(5)Amounts listed in this column include the aggregate increase (or decrease) in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in the Pension Benefits Table on page 31. $0 is included for Messrs. Butler and Neumann because they do not participate in any of our frozen pension plans. For 2023, $1,675 is included for Mr. Dewing.
(6)Amounts listed in this column reflect the interest that is in excess of 120% of the long-term applicable federal rate, compounded monthly, that was credited to the NEOs' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 30.

(7)All other compensation earned during 2023 for each of the NEOs is as follows:

	J.C. Butler, Jr.	Carroll L. Dewing	John D. Neumann
Employer Qualified Matching Contributions	$16,500	$16,500	$16,500
Employer Excess Plan Matching Contributions	$38,130	$16,946	$15,829
Employer Qualified Profit Sharing Contributions	$27,000	$27,000	$27,000
Employer Excess Plan Profit Sharing Contributions	$89,224	$41,902	$39,518
Employer Paid Life Insurance Premiums	$4,392	$3,575	$3,467
Perquisites and Other Personal Benefits (1)	$450	$2,767	$—
Tax Gross-Ups	$—	$—	$—
Other (2)	$51,004	$12,451	$13,797
Total	$226,700	$121,141	$116,111
(1)Perquisites are airline club memberships and spousal travel.
(2)Amounts listed in “Other” consist of employer-paid disability insurance premiums, employer-paid umbrella excess liability premiums, and payout of float holidays.

Grants of Plan-Based Awards Table
The following table sets forth information concerning all plan-based awards granted to the NEOs for the year ended December 31, 2023. There are no estimated payouts in the future under our incentive plans.
GRANTS OF PLAN-BASED AWARDS
For Year Ended December 31, 2023

				(A) Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards Number of Shares of Stock	Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)	(#)
J.C. Butler, Jr.	N/A	Short-Term Plan	(3)	$752,040	$1,128,060	N/A	N/A	N/A	N/A
	2/20/2024	Long-Term Equity Plan	(4)	$538,126	$1,076,252	$999,378	$1,998,756	N/A	$1,368,515
Carroll L. Dewing	N/A	Short-Term Plan	(3)	$174,330	$261,495	N/A	N/A	N/A	N/A
	2/20/2024	Long-Term Equity Plan	(4)	$85,761	$171,522	$159,270	$318,540	N/A	$218,079
John D. Neumann	N/A	Short-Term Plan	(3)	$164,520	$246,780	N/A	N/A	N/A	N/A
	2/20/2024	Long-Term Equity Plan	(4)	$73,577	$147,154	$136,643	$273,286	N/A	$187,101
(1)There are no minimum or threshold payouts under any of our incentive plans.
(2)Amounts in this column reflect the grant date fair value of shares of stock that were granted and issued under the Long-Term Equity Plan determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table.
(3)Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2023 calendar year. The awards are paid out as soon as practicable after they are approved by the CHC Committee. Therefore, there is no payout opportunity for post-2023 years under this plan. The amounts disclosed are the target and maximum awards that were established by the CHC Committee in February 2023. The amount the NEOs actually received is disclosed in the Summary Compensation Table on page 26.
(4)Awards under the Long-Term Equity Plan are based on a one-year performance period that consists solely of the 2023 calendar year. The awards are paid out, partially in restricted stock and partially in cash, as soon as practicable after they are approved by the CHC Committee so there is no payout opportunity for post-2023 years under the plan. The stock portion of the awards is subject to transfer restrictions, generally for a period of ten years from the last day of the performance period, as described under the Long-Term Incentive Compensation section beginning on page 20. The amounts disclosed are the dollar values of the target and maximum awards that were established by the CHC Committee in February 2023. The targets listed include the 15% increase to account for the immediately taxable nature of the equity awards and were calculated using a 200% maximum award value. The 35% cash portion of the award is listed in column (A) of this table. The 65% stock portion of the award is listed in column (B) of this table. The cash amount the NEOs actually received is disclosed in the Summary Compensation Table on page 26.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the NEOs consists primarily of the following components: base salary (which includes the perquisite allowance); short-term cash incentives; and long-term equity and non-equity incentives. All of the NEOs also receive various retirement benefits. Each of these components is described in detail in the Compensation Discussion and Analysis that begins on page 12. Additional details of certain components are provided below.

Equity Compensation
    All salaried employees in salary grades 14 and above, including the NEOs, participated in the Long-Term Equity Plan. All employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan. All awards are based on one-year performance periods and are immediately vested and paid (subject to transfer restrictions) when approved by the CHC Committee. Therefore, no equity awards remain unearned and outstanding to vest for the year ended December 31, 2023.

Awards under the Long-Term Equity Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock that are subject to transfer restrictions generally for a period of up to ten years from the last day of the performance period. Refer to Long-Term Incentive Compensation beginning on page 20 and Note (4) of the Grants of Plan-Based Awards table on page 28 for additional information regarding our equity awards. Refer to Incentive Compensation beginning on page 17 for additional information regarding our other incentive awards referenced in the Grants of Plan-Based Awards table. Refer to Total Target Compensation on page 16 and Direct Compensation Components beginning on page 16 for additional information regarding the amount of salary and bonus compensation in proportion to total compensation.
We do not sponsor any stock option plans and the Company did not grant any stock options during the year ended December 31, 2023 to any person, including the NEOs.
The following table reflects the stock awards issued under the Long-Term Equity Plan for 2023 performance. No stock awards were issued under the Supplemental Equity Plan for services in 2023.

STOCK VESTED For Year Ended December 31, 2023
Named Executive Officer (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)
J.C. Butler, Jr.	38,845	$1,329,664
Carroll L. Dewing	6,371	$218,079
John D. Neumann	5,466	$187,101
(1)     The amounts shown in this table represent the net amounts received by Messrs. Butler, Dewing and Neumann. Their awards were granted pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were subject to immediate surrender to the Company to pay for the taxes associated with the stock portion of the award. Prior to the net exercise, Mr. Butler received 39,980 shares, with a fair market value of $1,368,515; no shares of stock were surrendered for the awards to Messrs. Dewing and Neumann under the Long-Term Equity Plan.
(2)    The value realized on vesting is the average of the high and low price of Class A Common ($34.230) on the February 20, 2024 grant date under the Long-Term Equity Plan for the 2023 awards, multiplied by the number of award shares received when granted, which is also the vesting date.

Potential Payments Upon Termination/Change in Control
As discussed in more detail under Limited Change in Control Benefits for All Employees on page 23, participants will also receive a pro-rated target award for the year of the change in control under our incentive plans.
For purposes of calculating the amount of any potential payments to the NEOs under the table below, we have assumed that a change in control occurred on December 31, 2023. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.

POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL
Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($) (1)	Estimated Total Value of all Payments on Change in Control ($) (2)
J.C. Butler, Jr.	$2,289,544	$2,289,544
Carroll L. Dewing	$419,361	$419,361
John D. Neumann	$374,740	$374,740
(1)This column reflects the award targets under the 2023 incentive plans for the NEOs. Under the change in control provisions of the plans, the NEOs are assumed to have been entitled to receive their award targets for 2023 if a change in control had occurred on December 31, 2023. Awards under the Long-Term Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2023 target awards. As described in Note (4) to the Grants of Plan-Based Awards Table, Messrs. Butler, Dewing and Neumann would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common.

(2)A "change in control" for purposes of these plans generally consists of any of the following, provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(A) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving (1) any employee benefit plan; (2) the Company; (3) the applicable subsidiary or one of its affiliates; or (4) the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 48.
(B) The members of the Company's current Board (and their approved successors) ceasing to constitute a majority of the Company's Board or, if applicable, the board of directors of a successor of the Company.
(C) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor.
(D) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply: (1) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and (2) at the time of the execution of the initial agreement, or of the action of the Board of the Company providing for such business combination, at least a majority of the members of the Board of the Company were incumbent Directors.

Nonqualified Deferred Compensation Benefits
Refer to Retirement Plans on page 22 for a detailed description of our nonqualified deferred compensation plans. The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Year Ended December 31, 2023

Name	Applicable Plan	Executive Contributions in 2023 ($) (1)	Employer Contributions in 2023 ($) (2)	Aggregate Earnings in 2023 ($) (2)	Aggregate Withdrawals/ Distributions in 2023 ($)	Aggregate Balance at December 31, 2023 ($) (3)
J.C. Butler, Jr.	NACoal Excess Plan	$61,008	$127,354	$26,394	$193,622	$214,756
Carroll L. Dewing	NACoal Excess Plan	$89,534	$58,848	$13,090	$147,538	$161,472
John D. Neumann	NACoal Excess Plan	$35,228	$55,347	$11,721	$106,165	$102,296
(1)These amounts, which were otherwise payable in 2023 but were deferred at the election of the NEOs, are included in "Salary" in the 2023 Summary Compensation Table.
(2)All employer contributions and the "above-market earnings" portion (i.e., the interest earned in excess of 120% of the long-term applicable federal rate) of the amounts shown in the "Aggregate Earnings" column are also included in "All Other Compensation" in the 2023 Summary Compensation Table.
(3)For the Excess Plan Aggregate Balance, $207,099 of Mr. Butler's account balance, $156,143 of Mr. Dewing's account balance and $98,733 of Mr. Neumann's account balance are reported as 2023 compensation in the 2023 Summary Compensation Table. Because the entire account balance under the Excess Plan is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our frozen qualified and nonqualified pension plans:
PENSION BENEFITS
As of Year Ended December 31, 2023

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
J.C. Butler, Jr.	N/A (2)	N/A	N/A	N/A
John D. Neumann	N/A (2)	N/A	N/A	N/A
Carroll L. Dewing (3)	Coteau Plan	25.92	$500,517	$0
	SERP	25.92	$33,225	$0
(1)The amounts shown were determined as of December 31, 2023, which is the measurement date used in the Company's financial statements for pension benefits. In determining the amounts shown, the following material assumptions were used for the plans:
•A discount rate of 5.07% for The Coteau Properties Company Pension Plan (the "Coteau Plan") and 5.02% for The North American Coal Corporation Supplemental Retirement Benefit Plan ("SERP");
•The Pre-2012 mortality table, projected generationally with scale MP2021 with no adjustments (Coteau Plan) and Pre-2012 mortality table, projected generationally with scale MP2021, with white collar adjustments (SERP); and
•The assumed retirement age for all plans is the earlier of (1) the plan's stated normal retirement age or (2) the earliest age at which retirement benefits are available without reduction for age, with no pre-retirement decrement.
(2)Messrs. Butler and Neumann never participated in any of our frozen pension plans.
(3)Mr. Dewing earned a pension benefit under the Coteau Plan from January 29, 1979 through December 31, 2004. He also earned a non-qualified pension benefit under the SERP. While his pension benefits were frozen on December 31, 2004, his pension benefits were increased by a cost-of-living adjustment through December 31, 2013. His pension is computed under the following formula: (1) 1.1% of "final average pay" multiplied by years of credited service up to 30, plus (2) 0.5% of final average pay multiplied by years of credited service in excess of 30. Additional benefits are paid for earnings in excess of "covered compensation" taken into account for federal Social Security purposes. "Final average pay" is his average annual earnings for the highest five years during the last ten years prior to the freeze date. Mr. Dewing is 100% vested and may start his unreduced pension following his termination of employment. Pensionable earnings included only base salary, cash in lieu of perquisites and short-term incentive compensation payments and excluded all other forms of compensation. The normal form of payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. Annuity benefits are reduced to reflect the survivorship protection.

CEO Pay Ratio
Overview
This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision.
We chose a median employee in connection with 2022’s proxy statement. The median employee retired in 2023. We chose another employee whose compensation is substantially similar to the 2022 and 2023 median employee because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.

Measurement Date
We utilized a measurement date of October 31, 2021, which reflects an employee population of approximately 1,600 individuals as of the measurement date.

Consistently Applied Compensation Measure
To determine our median employee, compensation was calculated based on total taxable earnings for each individual of the employee population, excluding Mr. Butler. For that purpose, we examined the total taxable earnings for such individuals for the period January 1, 2021 to October 31, 2021. In this examination, we included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total taxable earnings, and we did not annualize the taxable earnings for any employees that were not employed by us for all of 2021. We also did not exclude any employees from this examination and did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure.
2023 CEO Pay Ratio
We calculated total compensation for 2023 for the median employee using the same methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table, which median employee annual total compensation we determined to be $124,001. CEO compensation for purposes of this disclosure represents the total compensation reported for Mr. Butler under the 2023 Summary Compensation Table for the year ended 2023, which was $4,304,928. As a result, the CEO pay ratio is approximately 35:1.

# CEO Pay Ratio

32
33
22
34
42
35
2018
2019
2020
2021
2022
2023

Pay Versus Performance
Overview

As required by pay versus performance (“PVP”) rules, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for our 2021, 2022 and 2023 NEOs. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. This information is provided based on our status as a smaller reporting company.

PAY VERSUS PERFORMANCE(1)
Year (a)	Summary Compensation Table (“SCT”) Total for PEO (1) (b)	Compensation Actually Paid to PEO (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(2) (e)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR) (3) (f)	Net Income (4) (g)
2023	$4,304,928	$4,395,683	$1,048,890	$1,061,488	$149.52	$(39,587,000)
2022	$5,339,431	$5,306,512	$1,206,748	$1,201,842	$151.82	$74,158,000
2021	$4,135,014	$4,463,481	$1,009,515	$1,058,709	$142.23	$48,125,000

(1)J.C. Butler, Jr. was our principal executive officer (“PEO”) for the full year for each covered year. Carroll L. Dewing and John D. Neumann were our non-PEO named executive officers for each covered year. The information in columns (b) and (d) of this PVP Table comes directly from this and prior years' Summary Compensation Tables, without adjustment.

(2)For 2023, in determining both the compensation "actually paid" ("CAP") to our PEO and the average CAP to our non-PEO named executive officers for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) or (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2023
For J.C. Butler, Jr.:
minus SCT “Stock Awards” column value	$(1,368,515)
plus year-end fair value of outstanding equity awards granted in Covered Year	$1,459,270
For Non-PEO Named Executive Officers (Average):
minus change in actuarial present value of pension benefits	$(838)
minus SCT “Stock Awards” column value	$(202,590)
plus year-end fair value of outstanding equity awards granted in Covered Year	$216,025

Please note that, while similar adjustment information was provided in our 2023 proxy statement for 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to our stockholders' understanding of the information reported in the PVP table for 2023 or the relationship disclosures provided below.

(3)For each covered year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value of $1.00 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 31, 2020 through and including the last day of the covered year (each one-year, two-year and three-year period, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period ($26.30 per share). Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the covered year-end values of such investment as of the end of 2023, 2022, and 2021, as applicable. Because covered years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)Net income is calculated in accordance with U.S. generally accepted accounting principles.

Description of Relationships Between Compensation Actually Paid and Certain Financial Performance Measure Results

The following charts provide, across the covered years, a clear description of the relationships between (1) CAP to the PEO and the financial performance measures results set forth in columns (f) and (g) of the PVP Table above, and (2) average CAP to our non-PEO named executive officers and the financial performance measures results set forth in columns (f) and (g) of the PVP Table above.

Relationship of Compensation Actually Paid to Company Net Income
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2021
2022
2023
Company Net Income
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$-10,000,000
$-20,000,000
$-30,000,000
$-40,000,000
$-50,000,000
Average Non-PEO Actual Pay
PEO Actual Pay
Net Income

Relationship of Compensation Actually Paid to Company TSR
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$150
$125
$100
$75
$50
$25
$—
TSR
2021
2022
2023
Average Non-PEO Actual Pay
PEO Actual Pay
TSR

The following table lists the two financial performance measures that we used to link compensation actually paid to our named executive officers for year ended December 31, 2023 to our performance:

Consolidated Operating Profit
Consolidated NACCO ROTCE

PART III - PROPOSALS TO BE VOTED ON AT THE 2024 ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS
Director-Nominee Information
Our Board has nominated thirteen Directors for election at the Annual Meeting. The Directors will hold office from election until the next annual meeting and until their successors are elected or until their death, resignation or removal. All of the nominees named in the following table are currently Company Directors who were elected at our 2023 annual meeting of stockholders, with the exception of W. Paul McDonald. Mr. McDonald was recommended to our NCG Committee for appointment to the Board by management, and was subsequently recommended by the NCG Committee to the Board. Mr. McDonald was appointed by the Board as a Director, effective February 21, 2024.
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees listed below unless contrary instructions are received. We have no reason to believe that any of the nominees will be unable to serve if elected. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides biographical information about each Director nominee. We have also highlighted certain notable qualifications and skills that led our Board to the conclusion that each of them should serve as a Director. We believe that the nomination of each of our Director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board. Each Director has also demonstrated a strong commitment of service to the Company.

J.C. Butler, Jr.: Age 63; Director Since 2017

President and CEO of the Company from prior to 2019 to present. President and CEO of NNR from prior to 2019 to present. From prior to 2019 to present, Director of Hyster-Yale Materials Handling Group, Inc. ("Hyster-Yale") and of Hamilton Beach Brands Holding Company ("HBBHC"). Director of Midwest AgEnergy Group, a developer and operator of ethanol facilities in North Dakota, from prior to 2019 to 2022. Serves on the Board of the National Mining Association and is a member of the Management Committee of the Lignite Energy Council.

With over 25 years of service in the Company's senior management, including as the President and Chief Executive of the Company and NNR, Mr. Butler has extensive knowledge of our operations and strategies.

John S. Dalrymple, III: Age 75; Director Since 2017
Self-employed (farm manager) from prior to 2019 to present. Former Governor of North Dakota.

Mr. Dalrymple's experience as the manager of one of the largest agricultural farms in North Dakota and as the former chief executive of North Dakota enables him to provide our Board with significant insight with respect to leadership and management, as well as the political and regulatory landscape in North Dakota, where NNR has multiple operations.

John P. Jumper: Age 79; Director Since 2012
Retired Director and former Chairman and CEO of Leidos Holdings, Inc. ("Leidos") (an engineering and information technology company) and Retired Chief of Staff, United States Air Force. From prior to 2019 to present, Director of Hyster-Yale and HBBHC.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper's service on the boards of other publicly traded corporations and his experience as Chairman and CEO of two major publicly traded companies allow him to provide valuable insight to the Board on matters of corporate governance and executive compensation policies and practices. In addition, General Jumper brings extensive cybersecurity knowledge and expertise to our Board. His cybersecurity experience includes overseeing the creation of the first information warfare squadron in the U.S. Air Force during his tenure leading the U.S. Air Force and also serving as CEO of Leidos, which is a leading federal cybersecurity contractor for the U.S. Department of Defense, U.S. Department of Homeland Security and United States Intelligence Community including the National Security Agency.

Dennis W. LaBarre: Age 81; Director Since 1982
Retired Partner of Jones Day (a law firm). From prior to 2019 to present, Director of Hyster-Yale and HBBHC.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he was a member of senior management of a major international law firm for more than 30 years. These experiences enable him to provide our Board with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board and through his involvement with its committees.

W. Paul McDonald: Age 65; Director Since 2024
Retired Vice President - Engineering of Pioneer Natural Resources Company (an oil and gas company).

Mr. McDonald joined Pioneer Natural Resources Company in 1993 and served in various executive leadership roles until his retirement in 2019. Mr. McDonald has over thirty-five years of experience in the oil and gas industry and brings a depth of engineering and operational expertise in the oil and gas industry to the Board. In addition to his extensive oil and gas experience, Mr. McDonald brings valuable and proven leadership and management skills to our Board.

Michael S. Miller: Age 72; Director Since 2016
Retired Managing Director of The Vanguard Group (a registered investment advisor). From prior to 2019 to 2022, Director of Vanguard's Irish-domiciled funds and management company. From prior to 2019 to present, Director of HBBHC. From March 2021 to present, Board Trustee of Vanguard Charitable.

Mr. Miller's qualifications to serve on our Board include his experience in senior management of a major financial services and investment management company, his experience as a partner of a major law firm, and his service on the boards of many academic and civic institutions. Mr. Miller provides our Board with financial, legal, compliance/risk management and strategic planning expertise gained through his careers in finance and law and his service on the audit committees of Vanguard's Irish-domiciled funds and management company and, prior to his retirement, various audit committees of Vanguard's affiliated companies.

Alfred M. Rankin, Jr.: Age 82; Director Since 1972
Non-Executive Chairman of the Company and Non-Executive Chairman of NNR. Chairman, President and CEO of the Company until September 2017. From May 2023 to present, Executive Chairman of Hyster-Yale. From prior to 2019 to May 2023, Chairman and CEO of Hyster-Yale and Chairman of Hyster-Yale Group. From prior to 2019 to February 2021, President of Hyster-Yale. From January 2019 to present, Non-Executive Chairman of HBBHC, from September 2017 to December 2018, Executive Chairman of HBBHC and from prior to 2019 to present, Chairman of HBBHC’s principal subsidiary, Hamilton Beach Brands, Inc.

In over 50 years of service to the Company as a Director and over 25 years in senior management, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board, the Company, and the community surrounding our corporate headquarters. Mr. Rankin is also the grandson of the founder of NACCO and additionally brings the perspective of a long-term taxable stockholder to our Board.

Matthew M. Rankin: Age 51; Director Since 2017
President and CEO of Carlisle Residential Properties (a real estate property management and development company) from prior to 2019 to present.

Mr. M. Rankin's experience as the chief executive of a significant property management and development company allows him to provide valuable insight to the Board. Mr. M. Rankin is the great-grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

Roger F. Rankin: Age 71; Director Since 2020
Self-employed (personal investments) from prior to 2019 to present. Mr. R. Rankin has also served as a Director of NNR from prior to 2019 to present and as a Director of HBBHC from prior to 2019 to February 2020.

Mr. R. Rankin is the grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

Lori J. Robinson: Age 65; Director Since 2019
Self-employed consultant, The Robinson Group, LLC. Retired General, United States Air Force. From 2019 to present, Director of Centene Corporation and Director of Korn Ferry. General Robinson also serves as a non-resident Senior Fellow at Harvard Kennedy School's Belfer Center for Science and International Affairs.

After more than 37 years in the U.S. Air Force and retiring as the Commander of the North American Aerospace Defense Command (NORAD) and the United States Northern Command (USNORTHCOM), where she became the United States' first female combatant commander, General Robinson brings valuable and proven leadership and management skills to our Board.

Valerie Gentile Sachs: Age 68; Director Since 2023
Retired Vice President, General Counsel and Corporate Secretary of OM Group, Inc., a formerly publicly traded global developer and manufacturer of magnetic technologies, battery technologies and engineered specialty chemicals. From prior to 2019 to present, Director of CECO Environmental Corp.

Ms. Sachs will bring a combination of legal expertise, extensive executive management and leadership experience to our Board. As the former General Counsel of three public companies, Ms. Sachs has developed expertise in the areas of corporate governance, compliance and executive compensation, which provides strong support and additional depth to our Board.

Robert S. Shapard: Age 68; Director Since 2020
Retired Chief Executive Officer of Oncor Electric Delivery. From prior to 2019 to present, Mr. Shapard has served as a Director of Oncor Electric Delivery and Leidos Holdings, Inc.

Mr. Shapard's experience in senior management of a large electric utility company provides our Board with significant insight into operations, leadership and management, particularly with respect to the power generation industry.

Britton T. Taplin: Age 67; Director Since 1992
Self-employed (personal investments) from prior to 2019 to present. Mr. Taplin has also served as a Director of Hyster-Yale and Hamilton Beach Brands, Inc. from prior to 2019 to present.

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term taxable stockholder to our Board.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.
Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board must be submitted to NACCO Industries, Inc., 5340 Legacy Drive, Suite 300, Plano, Texas 75024, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:
1.the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;
2.complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;
3.the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our Directors;

4.the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;
5.a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and
6.a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our Directors, if elected.
The NCG Committee has not specifically identified or published qualifications, qualities or skills that our Directors must possess. In evaluating Director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board. The NCG Committee will consider factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board and other new Director candidates. The NCG Committee's goal in selecting Directors for nomination to our Board is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our Directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for Directors. The NCG Committee regularly reviews the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board, third-party search firms or stockholders. The NCG Committee did not retain a search firm during the past fiscal year. The NCG Committee generally does not consider recommendations for Director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.
Director Compensation
The CHC Committee retained Korn Ferry to evaluate the compensation program for the Directors. Korn Ferry performs an in-depth evaluation of our Director compensation program on a triennial basis, which last occurred in August 2023, and performs interim reviews annually. Korn Ferry utilizes the National Association of Corporate Directors' survey of director compensation, focusing on small companies, which have $500 million to $1 billion in annual revenues. Korn Ferry recommends changes to our Director compensation program based on its review of our program and the survey data.
Korn Ferry also reviews the compensation structure for our Non-Executive Chairman, which includes an annual retainer of $250,000 to serve as Chairman and $250,000 in consulting fees for consulting services Mr. A. Rankin provides to the Company that are in addition to his responsibilities as Chairman of the Board. Mr. A. Rankin has extensive executive management experience (including long-tenured service as a public company CEO) and provides valuable advice and insight regarding the Company's development and implementation of its strategic priorities and risk management programs. Additional information concerning Mr. A. Rankin's responsibilities under the consulting agreement are discussed in Note (4) to the Director Compensation Table. Based on Korn Ferry's review of Mr. A. Rankin's compensation structure, the CHC Committee has determined that Mr. A. Rankin's compensation is reasonable for his duties and responsibilities and the services he provides.
The following table sets forth all compensation of each Director for services as our Directors rendered during 2023, other than J.C. Butler, Jr. In addition to being a Director, Mr. Butler serves as President and CEO of the Company and NNR. He does not receive any compensation for his services as a Director and his compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 26.

DIRECTOR COMPENSATION
For Year Ended December 31, 2023

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John S. Dalrymple, III	$86,187	$111,561	$7,701	$205,449
John P. Jumper	$93,055	$111,561	$7,701	$212,317
Dennis W. LaBarre	$98,055	$111,561	$5,424	$215,040
Michael S. Miller	$103,055	$111,561	$7,701	$222,317
Alfred M. Rankin, Jr. (4)	$125,035	$152,169	$255,424	$532,628
Matthew M. Rankin	$85,055	$111,561	$7,701	$204,317
Roger F. Rankin	$65,055	$111,561	$7,701	$184,317
Lori J. Robinson	$83,055	$111,561	$2,924	$197,540
Valerie Gentile Sachs	$134	$117,921	$4,198	$122,253
Robert S. Shapard	$93,055	$111,561	$2,602	$207,218
Britton T. Taplin	$65,055	$111,561	$2,424	$179,040
(1)Amounts in this column reflect the annual retainers and other fees earned by the Directors in 2023. They also include payment for fractional shares of Class A Common that were paid under NACCO Industries, Inc.'s Non-Employee Directors' Equity Compensation Plan ("Non-Employee Directors' Plan") described below.
(2)Under the Non-Employee Directors' Plan, the Directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to Directors under the Non-Employee Directors' Plan, determined pursuant to FASB ASC Topic 718. See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding the accounting treatment of our equity awards. All Mandatory Shares and Voluntary Shares are immediately vested when granted. Therefore, no equity awards remained outstanding at the end of the fiscal year ended December 31, 2023.
(3)The amount listed includes: (1) Company-paid life insurance premiums; (2) other Company-paid premiums for accidental death and dismemberment insurance for the Director and his spouse (other than for Mr. Shapard's spouse); and (3) personal excess liability insurance premiums for the Directors and immediate family members (other than Messrs. LaBarre, A. Rankin, and Taplin and General Robinson). The amount listed also includes charitable contributions made in our name on behalf of the Director and their spouse under our matching charitable gift program in the amount of $5,000 for each other Director (other than General Robinson, whose amount is $2,500, Ms. Gentile Sachs, whose amount is $2,750, Mr. Shapard, whose amount is $0, and Mr. Taplin, whose amount is $2,000). Note (4) below describes additional amounts reported in the "All Other Compensation" column for A. Rankin.
(4)Upon Mr. Alfred M. Rankin Jr.'s retirement from the Company, the Company and Mr. Rankin entered into a consulting agreement independent of his continuing role as the Non-Executive Chairman of the Board. The Company believes that Mr. Rankin's extensive experience transitioning NACCO from underground mining to surface mining in the 1980s is vital as the Company pursues non-coal mining opportunities. Mr. Rankin meets with senior management on a regular basis to discuss growth and diversification strategies, including (a) possible investment opportunities in our mitigation resources and minerals management businesses, (b) improving return on capital for investments at MLMC and North American Mining, (c) developing other non-coal mining opportunities, and (d) our rebranding efforts. Mr. Rankin meets with the CEO more frequently, which can be numerous times a month, to further discuss Company strategy. The Company pays Mr. Rankin a monthly consulting fee of $20,833.33 for services under the consulting agreement. The consulting agreement continued in effect until December 31, 2023. In addition to the items described in Note (3) above, the amount reported for Mr. Rankin in the "All Other Compensation" column includes $250,000 in consulting fees paid for 2023.

Additional Information Relating to the Director Compensation Table
Each non-employee Director is entitled to receive the following compensation for service on our Board and the NNR Board:

Type of Compensation	Amount
Annual Board Retainer:	$175,000 ($110,000 of which is required to be paid in shares of Class A Common) except that the Chairman receives an annual retainer of $250,000 ($150,000 of which is required to be paid in shares of Class A Common)
Annual Committee Retainer:	$8,000 Audit Review Committee member; $5,000 for members of other Board committees except the Executive Committee; and $0 for Executive Committee
Committee Chairman Retainer:	$20,000 Audit Review Committee Chairman; $15,000 Compensation and Human Capital Committee Chairman; $10,000 for Chairman of other Board Committees except the Executive Committee; and $0 for Executive Committee
The retainers are paid quarterly in arrears. Each Director is also reimbursed for expenses incurred as a result of attendance at meetings. We also may make chartered aircraft available to Directors for attendance at meetings.
Under the Non-Employee Directors' Plan, each non-employee Director except the Chairman receives $110,000 of his or her $175,000 retainer in the form of restricted shares of Class A Common while the Chairman receives $150,000 of his $250,000 retainer in the form of restricted shares of Class A Common. Any fractional shares are paid in cash. The number of shares of Class A Common issued to a Director is determined by the following formula:
the dollar value of the portion of the applicable retainer that was earned by the Director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the Director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the Directors are generally required to hold the shares for a period of ten years from the last day of the calendar quarter for which the shares were earned and, during that ten-year holding period, the shares cannot be assigned or transferred except in the event of divorce or to a trust for the benefit of the Director or his spouse, children or grandchildren. The transfer restrictions lapse earlier in the event of:
•Death; permanent disability or five years from the date of the Director's retirement;
•The date that a Director is both retired from our Board and has reached age 70; or
•At such other time as determined by the Board in its sole discretion.
In addition, each Director may elect to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers. However, these Voluntary Shares are not subject to the previously described transfer restrictions.
Each Director may also receive (1) $50,000 in Company-paid life insurance; (2) Company-paid accidental death and dismemberment insurance for the Director and spouse; (3) $10 million in personal excess liability insurance for the Director and immediate family members who reside with the Director and (4) up to $5,000 per year in matching charitable contributions.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EXPAND THE EXCULPATION PROVISION TO LIMIT LIABILITY OF CERTAIN OFFICERS
The Company’s Certificate of Incorporation currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain officers in limited circumstances. In light of this update, we are proposing to amend our Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers in specific circumstances, as permitted by Delaware law.

Delaware law only permits, and our proposed amendment would only permit, exculpation of certain officers for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The proposed amendment would not be retroactive to any act or omission occurring prior to its effective date. Further, the exculpation provision would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.

These proposed limits on the scope of our officers’ liability are intended to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers. Our NCG Committee and our Board considered the benefits and detriments of eliminating our officers’ personal liability under certain circumstances. Adopting the proposed amendment would better position the Company to attract top officer candidates and retain our current officers and enable the Company to assure those persons that exculpation under certain circumstances is available. The nature of the role of officers often requires them to make decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight regardless of merit, especially in the current litigious environment. Limiting our current and prospective officers’ concern about the risk of personal liability would empower them to best exercise their business judgment in furtherance of the interests of the Company and our stockholders.

Our Board has considered the narrow class and type of claims for which officers’ liability would be exculpated and the benefits the Board believes would accrue to the Company and its stockholders – namely, an enhanced ability to attract and retain talented officers – and has determined that it would be advisable and in the best interest of the Company and our stockholders to amend the Certificate of Incorporation as described herein.

We expect that failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officer candidates who determine that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

The discussion above is qualified in its entirety by reference to the full text of the proposed amendment, which is attached hereto as Appendix A.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd Frank Act"), and Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the Company's Named Executive Officer compensation, commonly referred to as a "say-on-pay" vote. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
At our 2023 annual meeting, our executive compensation program received approval from approximately 93% of the stockholder votes cast. We believe that this result demonstrates our stockholders' endorsement of our CHC Committee's executive compensation decisions and policies.
Why You Should Approve Our Named Executive Officer Compensation Program
The guiding principle of our compensation program for senior management employees, including NEOs, is maintaining a strong link among an employee's compensation, individual performance and the performance of the Company. The primary objectives of our compensation program are to:
•attract, retain and motivate talented management;
•reward management with competitive compensation for achievement of specific corporate and individual goals;
•make management long-term stakeholders in the Company;
•help ensure that management's interests are closely aligned with those of our stockholders; and
•maintain consistency in compensation.
We encourage stockholders to read the Executive Compensation Information section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies:

•are appropriate and effective in implementing our compensation philosophy and in achieving our goals;
•align with stockholder interests; and
•do not reward inappropriate risk taking.
    Stockholders should consider the following in determining whether to approve this proposal.
Our Compensation Program Is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. Incentive-based compensation plans are designed to provide rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the NEOs, with our long-term interests.
Our Compensation Program Has a Strong Pay-for-Performance Orientation
    Our compensation program continues to be designed to motivate our employees to deliver superior performance that balances annual results and long-term sustained performance. Our short-term and long-term incentive compensation for our employees is substantially performance based. As shown on the target total compensation table on page 16, over 72% of Mr. Butler's 2023 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 50% of the other NEOs' target compensation was performance-based. Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet the previously established performance targets for the year. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding short-term results that would encourage conduct inconsistent with building long-term value. The chosen performance metrics are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Our Compensation Program Has an Appropriate Long-Term Orientation
Our compensation program has a long-term focus. Our long-term incentive compensation plan enables senior management employees to accumulate capital through future managerial performance. The CHC Committee believes this contributes to the future success of our business. Our long-term incentive compensation plan generally requires long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.
With respect to awards issued under the Long-Term Equity Plan, any gain the executives realize in the long-run depends on what management does to drive the financial performance of the Company and increase our stock price. This is because the shares of Class A Common that are awarded under the Long-Term Equity Plan generally may not be sold or transferred for up to ten years from the last day of the applicable performance period. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the awards is enhanced as the value of the stock increases. Thus, the awards provide the executives with an incentive over the holding period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. We believe that this encourages our executives to maintain a long-term focus on profitability, which is also in our stockholders' best interests.
Action Requested
Stockholders are asked to vote on the following advisory resolution:
"RESOLVED, THAT THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED UNDER THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCUSSION IN THE COMPANY'S 2023 PROXY STATEMENT, IS HEREBY APPROVED."

Stockholder Vote
The say-on-pay vote is advisory and is not binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the CHC Committee. However, we and the Board value the views of our stockholders. The Board and the CHC Committee expect to review the results of the vote and take them into consideration in addressing future compensation polices and decisions. After careful consideration, the Board has determined that holding an advisory say-on-pay vote every year is the most appropriate policy for the Company at this time. While our compensation programs are designed to promote a long-term connection between pay and performance, our Board believes that an annual say-on-pay vote allows our stockholders to provide us with immediate and direct input on our executive compensation plans and programs. The next say-on-pay vote is expected to be held at the 2025 annual meeting.

YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
EY has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. The Audit Review Committee considered carefully EY's performance and its independence with respect to the services to be performed. The Audit Review Committee is responsible for the audit fee negotiations associated with the retention of EY. In connection with the mandated rotation of the lead audit partner, the Audit Review Committee and its Chairman will continue to be directly involved in the selection of the EY lead audit partner. The Audit Review Committee annually evaluates the performance of EY and determines whether to reengage the independent registered public accounting firm. EY has been the Company's auditor since May 2002. The Audit Review Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interests of the Company and its stockholders as there are several benefits to the Company of a long-tenured auditor:
•Through 20 years of experience with the Company, EY has gained a deep understanding of the Company and its businesses, the industries in which it operates, accounting policies and practices, internal controls over financial reporting and risks;
•Efficiencies have been gained in the audit process, resulting in an efficient fee structure; and
•Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management's focus on financial reporting and controls.
The appointment of EY as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice.

YOUR BOARD AND AUDIT REVIEW COMMITTEE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 4 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.
It is expected that representatives of EY will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote in favor of the appointment of EY, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of EY is ratified, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal year 2024 if it determines that such a change would be in the best interests of the Company and its stockholders.

PART IV - OTHER IMPORTANT INFORMATION

Equity Compensation Plan Information
    The following table sets forth the information as of December 31, 2023 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N/A	779,351
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	779,351
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	0
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	0

Beneficial Ownership of Class A Common and Class B Common
Set forth in the following tables is the indicated information as of March 14, 2024 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our Directors and our new director nominee, NEOs and all of our executive officers and Directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common, subject to the terms of the Amended and Restated Stockholders' Agreement.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Abigail II LLC (1) 5910 South University Boulevard Unit C-18 Greenwood Village, Colorado 80121-2879	Class A	—		—	(1)	349,100	(1)	5.89%
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	Class A	296,461	(2)	—		310,112	(2)	5.23%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road Austin, Texas 78746	Class A	435,878	(3)	—		436,529	(3)	7.37%
FMR LLC (4) 245 Summer Street Boston, Massachusetts 02210	Class A	441,364	(4)	—		441,630	(4)	7.45%
Rankin Associates II, L.P. (5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class A	—		—		338,295	(5)	5.71%
J.C. Butler, Jr. (6)	Class A	320,890	(6)	406,389	(6)	727,279	(6)	12.27%
John S. Dalrymple, III (7)	Class A	18,606		—		18,606		**
John P. Jumper (7)	Class A	26,553		—		26,553		**
Dennis W. LaBarre (7)	Class A	37,254		—		37,254		**
W. Paul McDonald (7)	Class A	—		—		—		**
Michael S. Miller (7)	Class A	20,622		—		20,622		**
Alfred M. Rankin, Jr. (7)	Class A	255,032	(8)	352,608	(8)	607,640	(8)	10.25%
Matthew M. Rankin (7)	Class A	30,255	(9)	340,225	(9)	370,480	(9)	6.25%
Roger F. Rankin (7)	Class A	1,848	(10)	366,207	(10)	368,055	(10)	6.21%
Lori J. Robinson (7)	Class A	13,972		—		13,972		**
Valerie Gentile Sachs (7)	Class A	3,322		—		—		**
Robert. S. Shapard (7)	Class A	11,051		—		11,051		**
Britton T. Taplin (7)	Class A	59,470	(11)	410,975	(11)	470,445	(11)	7.94%
Carroll L. Dewing	Class A	35,433		—		35,433		**
John D. Neumann	Class A	31,109		103		31,212		**
All executive officers and Directors as a group (18 persons)	Class A	925,645	(12)	861,622	(12)	1,787,267	(12)	30.16%
** Less than 1.0%.
(1)A Schedule 13D/A filed with the SEC with respect to Class A Common on February 12, 2024 reported that Abigail II LLC ("Abigail II"), which is made up of individuals and entities holding ownership interests in Abigail II, may be deemed to be a "group" as defined under the Exchange Act that beneficially owns the 349,100 shares of Class A Common held by Abigail II. Although Abigail II holds the 349,100 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Beatrice B. Taplin, Britton T. Taplin and Frank F. Taplin, as members, are deemed to share the power to vote and dispose of such shares of Class A Common.
(2)A Schedule 13G filed with the SEC with respect to Class A Common on January 31, 2024 reported that BlackRock, Inc. may be deemed to beneficially own the shares of Class A Common reported above. BlackRock, Inc. possesses the sole power to vote 296,461 shares of Class A Common owned by BlackRock, Inc. and the sole power to dispose of 310,112 shares of Class A Common owned by BlackRock, Inc.
(3)A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2024 reported that Dimensional Fund Advisors LP ("Dimensional") may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the "Dimensional Funds"), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 435,878 shares of Class A Common owned by the Dimensional Funds and the sole power to invest 436,529 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.
(4)A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2024 reported that FMR LLC may be deemed to beneficially own the shares of Class A Common reported above. FMR LLC possesses the sole power to vote 441,364 shares of Class A Common owned by FMR LLC and the sole power to dispose of 441,630 shares of Class A Common owned by FMR LLC.
(5)A Schedule 13D/A filed with the SEC with respect to Class A Common on February 12, 2024 reported that Rankin Associates II, L.P. ("Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates, may be deemed to be a "group" as defined under the Exchange Act that beneficially owns the 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI.
(6)As a result of J.C. Butler, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Butler may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. Butler disclaims beneficial ownership of all 338,295 shares of Class A Common held by Associates. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. In addition, Mr. Butler disclaims all interest in 8,010 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has sole power to vote and dispose of the shares. Mr. Butler's spouse, as trustee of a GST that was established for her benefit, pledged 2,191 shares of Class A Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(7)Pursuant to our Non-Employee Directors' Plan, each non-employee Director has the right to acquire additional shares of Class A Common within 60 days after March 14, 2024. The shares each non-employee Director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2024 by taking the amount of such Director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such Director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2024.
(8)As a result of Alfred M. Rankin, Jr. holding through his trust, of which he is trustee, partnership interests in Associates, Mr. A. Rankin may be deemed to beneficially own, and share the power to dispose of 338,295 shares of Class A Common held by Associates. Mr. A. Rankin disclaims beneficial ownership of 385,569 shares of Class A Common held by (a) members of Mr. A. Rankin's family, (b) trusts for the benefit of members of Mr. A. Rankin's family and (c) Associates to the extent in excess of his pecuniary interest in each entity.
(9)As a result of Matthew M. Rankin holding through his trust, of which he is trustee, partnership interests in Associates, Mr. M. Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. M. Rankin disclaims beneficial ownership of 330,658 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. M. Rankin may be deemed to share with his spouse voting and investment power over 722 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. M. Rankin disclaims all interest in 1,208 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares.
(10)As a result of Roger F. Rankin holding through his trust, of which he is a trustee, partnership interests in Associates, Mr. R. Rankin may be deemed to beneficially own and share the power to dispose of 338,295 shares of Class A Common held by Associates; however, Mr. R. Rankin disclaims beneficial ownership of 336,320 shares of Class A Common held by Associates in excess of his pecuniary interest in the entity. In addition, Mr. R. Rankin may be deemed to share with his spouse voting and investment power over 6,613 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. R. Rankin disclaims all interest in 6,379 shares of Class A Common held in trust for the benefit of his children and for which he is the co-trustee and has shared power to vote and dispose of the shares. Mr. R. Rankin disclaims all interest in (i) 9,600 shares of Class A Common held in trust for the benefit of his children and (ii) 5,320 shares of Class A Common held in trust for the benefit of his children and, in each case, for which he is the trustee and has the power to vote and dispose of the shares. As trustee of GSTs established for the benefit of his children, Mr. R. Rankin pledged 4,382 shares of Class A Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(11)Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC and Abigail II LLC voting and investment power over 56,120 shares and 349,100 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively. Mr. Taplin disclaims beneficial ownership of 37,413 shares and 192,005 shares of Class A Common held by Abigail LLC and Abigail II LLC, respectively, in excess of his pecuniary interest in each entity. Mr. Taplin's spouse has pledged 5,755 shares of Class A Common.
(12)The aggregate amount of Class A Common beneficially owned by all executive officers and Directors and the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Butler has disclaimed beneficial ownership in note (6) above; (ii) Mr. A. Rankin has disclaimed beneficial ownership in note (8) above; (iii) Mr. M. Rankin has disclaimed beneficial ownership in note (9) above; (iv) Mr. R. Rankin has disclaimed beneficial ownership in note (10) above; and (v) Mr. Taplin has disclaimed beneficial ownership in note (11) above. As described in note (7) above, the aggregate amount of Class A Common beneficially owned by all executive officers and Directors as a group as set forth in the table above does not include shares that the non-employee Directors have the right to acquire within 60 days after March 14, 2024 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Clara Taplin Rankin, et al. (1) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		1,542,757	(1)	98.54%
Rankin Associates I, L.P. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		472,371	(2)	30.17%
Rankin Associates IV, L.P. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B	—		—		400,000	(3)	25.55%
J.C. Butler, Jr. (4)	Class B	—		881,566	(4)	881,566	(4)	56.31%
John S. Dalrymple, III	Class B	—		—		—		—%
John P. Jumper	Class B	—		—		—		—%
Dennis W. LaBarre	Class B	—		—		—		—%
W. Paul McDonald	Class B	—		—		—		—%
Michael S. Miller	Class B	—		—		—		—%
Alfred M. Rankin, Jr. (5)	Class B	203,972		872,371	(5)	1,076,343	(5)	68.75%
Matthew M. Rankin	Class B	—		—		—		—%
Roger F. Rankin (6)	Class B	204,919		872,371	(6)	1,077,290	(6)	68.81%
Lori J. Robinson	Class B	—		—		—		—%
Valerie Gentile Sachs	Class B	—		—		—		—%
Robert S. Shapard	Class B	—		—		—		—%
Britton T. Taplin	Class B	—		—		—		—%
Carroll L. Dewing	Class B	—		—		—		—%
John D. Neumann	Class B	—		—		—		—%
All executive officers and Directors as a group (18 persons)	Class B	408,891	(7)	881,566	(7)	1,290,457	(7)	82.42%
** Less than 1.0%.
(1)A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2024 (the "Stockholders' 13D") reported that, except for NACCO, including in its capacity as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the signatories, may be deemed to be a "group" as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each signatory, prior to any conversion of such signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a signatory, offer such shares to all of the other signatories on a pro-rata basis. A signatory may sell or transfer all shares not purchased under the right of first refusal as long as they are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 98.54% of the Class B Common outstanding on March 14, 2024 or 71.47% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a signatory may vote such signatory's shares of Class B Common.
(2)A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2024 reported that Rankin Associates I, L.P. ("Rankin I") and the trusts holding limited partnership interests in Rankin I may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of

Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. The Stockholders' 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.
(3)A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2024 reported that Rankin Associates IV, L.P. ("Rankin IV") and the trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. The Stockholders' 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.
(4)J.C. Butler, Jr.'s spouse is a member of the groups formed by Rankin I and Rankin IV; therefore, Mr. Butler may be deemed to share beneficial ownership of 872,371 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler's spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all Class B Common shares held by Rankin I, Rankin IV and his spouse's personal trusts. The Stockholders' 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders' agreement. Mr. Butler's spouse, as trustee of a GST that was established for her benefit, pledged 13,498 shares of Class B Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(5)Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act. Mr. A. Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. A. Rankin disclaims beneficial ownership of 870,346 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in the entities. The Stockholders' 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.
(6)Roger F. Rankin may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act. Mr. R. Rankin may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B Common held by Rankin IV. Mr. R. Rankin disclaims beneficial ownership of 867,538 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in the entities. The Stockholders' 13D reported that the Class B Common beneficially owned by Mr. R. Rankin is subject to the stockholders' agreement. As trustee of GSTs established for the benefit of his children, Mr. R. Rankin pledged 13,272 shares of Class B Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(7)The aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and Directors as a group for which they have shared voting or investment power include the shares of Class B Common of which: Mr. Butler has disclaimed beneficial ownership in note (4) above; Mr. A. Rankin has disclaimed beneficial ownership in note (5) above; and Mr. R. Rankin has disclaimed beneficial ownership in note (6) above.
Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., the President and Chief Executive Officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. Roger F. Rankin is the brother of Alfred M. Rankin, Jr. Matthew M. Rankin is the grandson of Clara Taplin Rankin and the nephew of Alfred M. Rankin, Jr. Britton T. Taplin is the nephew of Clara Taplin Rankin. The combined beneficial ownership of such foregoing persons equals 1,529,014 shares, or 25.80%, of the

Class A Common and 1,290,457 shares, or 82.42%, of the Class B Common outstanding on March 14, 2024. The combined beneficial ownership of all our Directors and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,787,267 shares, or 30.16%, of the Class A Common and 1,290,457 shares, or 82.42%, of the Class B Common outstanding on March 14, 2024. Such shares of Class A Common and Class B Common together represent 68.07% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2023, all filing requirements applicable for reporting persons were met, except for (i) Valerie Gentile Sachs who, due to an administrative error, failed to timely report one transaction which was subsequently reported on a Form 4 filed on January 8, 2024 and (ii) DiAhn Taplin who, due to an administrative error, failed to timely report one transaction which was subsequently reported on a Form 4 filed on January 8, 2024.

Submission of Stockholder Proposals
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received on or before December 11, 2024. Such proposals must be addressed to the Company, 5340 Legacy Drive, Suite 300, Plano, Texas 75024, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after January 10, 2025 but on or before February 9, 2025 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between January 10, 2025 and February 9, 2025.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company no later than 60 calendar days prior to the first anniversary of this year's Annual Meeting (for the 2025 annual meeting of our stockholders, March 17, 2025). If the date of the next annual meeting is changed by more than 30 calendar days from the first anniversary of this year's Annual Meeting, then such notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made.
Notices should be submitted to the address set forth above.

Solicitation of Proxies
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our Directors, officers and employees by in-person meeting, telephone or other forms of communication. Such persons will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with, and reimbursement of reasonable out-of-pocket expenses will be paid to, brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons.

Other Matters
The Directors know of no other matters that are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
April 10, 2024
It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to complete the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Secretary at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4017, or call (440) 229-5151 or email ir@nacco.com.

APPENDIX A
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EXPAND THE EXCULPATION PROVISION TO LIMIT LIABILITY OF CERTAIN OFFICERS
SEVENTH:     To the ~~full~~fullest extent permitted by the General Corporation Law of the State of Delaware ~~or~~and any other applicable laws ~~as presently~~currently or hereafter in effect, no ~~member of the Board of Directors of~~director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for ~~or~~monetary damages for breach of fiduciary duty as a director or officer with respect to any acts or omissions in the performance of his or her duties as a ~~member of the Board of Directors of the Corporation~~director or officer of the Corporation. Solely for purposes of this Article Seventh, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware or any amendment or successor provision thereto. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any ~~member of the Board of Directors of the~~director or officer of the Corporation for or with respect to any acts or omissions of such ~~member~~director or officer occurring prior to the effectiveness of such amendment or repeal.

NACCO INDUSTRIES

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 14, 2024 at 11:59 P.M., Central time.

Online
Go to www.investorvote.com/NC or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 – J.C. Butler, Jr.	02 – John S. Dalrymple, III	03 – John P. Jumper	04 – Dennis W. LaBarre
05 – W. Paul McDonald	06 – Michael S. Miller	07 – Alfred M. Rankin, Jr.	08 – Matthew M. Rankin
09 – Roger F. Rankin	10 – Lori J. Robinson	11 – Valerie Gentile Sachs	12 – Robert S. Shapard
13 – Britton T. Taplin			

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09	10	11	12	13
☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve an amendment to NACCO Industries, Inc.'s Restated Certificate of Incorporation to expand the exculpation provision to limit the liability of certain officers.	☐	☐	☐
3. Proposal to approve, on an advisory basis, NACCO Industries, Inc.'s Named Executive Officer compensation.	☐	☐	☐
4. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered accounting firm of NACCO Industries, Inc. for 2024.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03YUWB

2024 Annual Meeting Admission Ticket

2024 Annual Meeting of
NACCO Industries, Inc. Stockholders

Wednesday, May 15, 2024, 9:30 A.M. local time
NACCO Industries, Inc.
301 E. Main Street, Starkville, Mississippi 39759

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The 2024 Proxy Statement and 2023 Annual Report are available, free of charge, at https://ir.nacco.com/overview by clicking on the "2024 Annual Meeting Materials" link and then clicking on either the "2024 Proxy Statement" link or the "2023 Annual Report" link, as appropriate.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NACCO Industries, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2024

Dennis W. LaBarre and Alfred M. Rankin, Jr., or either of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 15, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐